EXHIBIT 4
            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                         Dated As Of April 10, 1997

          Amending the Amended and Restated Loan and Security Agreement
                       Dated as of May 28, 1993, as Amended

                                 Among

                             Calton, Inc.,
                              as Borrower,

                             Calton Funding, Inc.
                             as Borrower,

        The Subsidiaries of Calton, Inc. Listed Herein, as Guarantors,

                      The Lenders Listed Herein,
                              as Lenders,

                   The Chase Manhattan Bank, as Agent, and

                          The Chase Manhattan Bank,
                            as Collateral Agent

    NOTE: Please refer to the end of Exhibit 4 for an index to this Agreement, Exhibits and Schedules

                                 CALTON, INC.

     This Second Amended and Restated Loan and Security Agreement (this "Amended Loan Agreement") dated as of April 10, 1997, amending and restating the Original Loan Agreement (as defined below), as amended prior to the date hereof, is entered into among (Company) Calton, Inc., a New Jersey corporation ("Company"), Calton Funding, Inc., a New Jersey corporation ("Calton Funding;" Company and Calton Funding are sometimes each referred to herein individually as a "Borrower" and collectively as "Borrowers"), each subsidiary of Company identified herein as a Guarantor (each a "Guarantor" and collectively "Guarantors"), the financial institutions listed on the signature pages hereof (each a "Lender" and collectively "Lenders"), The Chase Manhattan Bank, a New York banking corporation formerly known as Chemical Bank ("Chase"), in its capacity as agent for the Lenders (the "Agent") and Chase, in its capacity as collateral agent for the Lenders (the "Collateral Agent").

                                  BACKGROUND

     1. The Amended and Restated Loan and Security Agreement (the "Original Loan Agreement") was entered into as of May 28, 1993 among Company, Calton Funding, the financial institutions listed on the signature pages thereof as lenders, Chemical Bank, in its capacity as agent for the lenders, and Chemical Bank in its capacity as collateral agent for the lenders.

     2. The Original Loan Agreement has been amended by nine previous amendments thereto: the First Amendment to Amended and Restated Loan and Security Agreement dated as of September 27, 1993; the Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 14, 1993; the Third Amendment to Amended and Restated Loan and Security Agreement dated as of January 19, 1994; the Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of February 28, 1994; the Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of February 23, 1995; the Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of May 31, 1995; the Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of February 23, 1996; the Eighth Amendment to Amended and Restated Loan and Security Agreement dated as of January 31, 1997; the Ninth Amendment to Amended and Restated Loan and Security Agreement dated as of February 28, 1997; and the Tenth Amendment to Amended and Restated Loan and Security Agreement dated as of March 31, 1997. (The Original Loan Agreement, as amended to the date hereof, is referred to herein as the "Existing Loan Agreement").

     3. Borrowers, Guarantors, Lenders, Agent, and Collateral Agent desire to amend and restate the Existing Loan Agreement in its entirety in order to provide, among other things, that (i) the aggregate amount of the Tranche A Commitments and Tranche B Commitments shall be reduced on the Effective Date to $46,000,000; (ii) on the Effective Date, all outstanding Tranche A Loans and Tranche B Loans under the Existing Loan Agreement shall be continued as Tranche A Loans and Tranche B Loans hereunder; (iii) the interest rates payable on the Loans shall be revised as set forth herein; (iv) the scheduled reductions in Commitments shall be revised as set forth herein; (v) the financial covenants shall be revised as set forth herein; and (vi) the terms and provisions of the Existing Loan Agreement shall otherwise be modified as set forth herein.

     4. On the Effective Date, Borrowers will confirm and agree that their existing pledge and grant of a security interest in substantially all of their present and future real and personal property will continue as security for the payment and performance of the Obligations of Borrowers.

     5. On the Effective Date, Guarantors will confirm and agree that (i) the existing guaranty by such Guarantor of the obligations of Borrowers under the Existing Loan Agreement will continue as a guaranty of the Obligations hereunder and (ii) the existing grant of a security interest by Guarantors in substantially all of their respective assets to secure such guaranty will continue as security for the payment and performance of such guaranty.

     6. The parties hereto wish to amend and restate the Existing Loan Agreement in its entirety as set forth herein.


     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Guarantors, Lenders, Agent and Collateral Agent agree that, upon the satisfaction of the conditions to effectiveness set forth in Section 4.1 hereof, the Existing Loan Agreement, as heretofore amended, shall be amended and restated to read in its entirety as follows:


                                  SECTION 1.
                                  DEFINITIONS

1.1  Certain Defined Terms.

     The following terms used in this Agreement shall have the following meanings:

          "Account Collateral" means (a) all rights with respect to the Concentration Accounts and all amounts from time to time on deposit therein; (b) all investments related thereto made by Collateral Agent pursuant to the terms of Section 5 of the Account Collateral Security Agreement, including all certificates, instruments and securities from time to time representing or evidencing such investments and any account or accounts in which such investments may be held by, or in the name of, Collateral Agent for or on behalf of any Credit Party; (c) all notes, certificates of deposit, checks and other instruments and all deposits and uncertified securities from time to time hereafter transferred to or otherwise possessed by, or held in the name of, Collateral Agent for or on behalf of any Credit Party in substitution for or in addition to any or all of the Account Collateral; (d) all interest, dividends, cash, instruments, securities and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Account Collateral; and (e) to the extent not covered by clauses (a) through (d) above, all proceeds of any or all of the foregoing Account Collateral.

          "Account Collateral Security Agreement" means the Account Collateral Security Agreement dated as of May 28, 1993, executed and delivered by the Credit Parties pursuant to the Existing Loan Agreement, pursuant to which Company and its Subsidiaries established the Concentration Accounts and granted to Collateral Agent on behalf of Lenders a first priority security interest in such accounts, as such Account Collateral Security Agreement has been amended and as it may hereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

          "Acknowledgement and Confirmation" means an Acknowledgement and Confirmation Agreement dated as of the Effective Date, substantially in the form of Exhibit I hereto, pursuant to which each Credit Party shall acknowledge and confirm that its obligations under the Guaranty Agreement and the Security Documents to which it is a party shall continue to guaranty or secure, as the case may be, the Obligations of Borrowers hereunder, as such Acknowledgement and Confirmation Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

          "Additional Mortgaged Property" has the meaning assigned to that term in subsection 3.2D(i)(b).

          "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agent" means The Chase Manhattan Bank, as agent for the Lenders, and also means and includes any successor Agent appointed pursuant to subsection 9.5.

          "Amended Loan Agreement" means this Second Amended and Restated Loan and Security Agreement dated as of April 10, 1997 amending and restating the Existing Loan Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.

          "Asset Sale" means the sale by Company or any of its Subsidiaries to any Person other than a Credit Party of (i) any of the stock of any of its Subsidiaries, (ii) any assets of Company or any of its Subsidiaries with an aggregate Book Value in excess of $500,000, except for sales of single houses with Book Values in excess of $500,000 in the ordinary course of business, (iii) any assets of Company or any of its Subsidiaries at a price which is less than seventy percent (70%) of the Book Value of such assets, or (iv) any other assets of Company or any of its Subsidiaries outside of the ordinary course of business.

          "Assignment and Assumption" means an Assignment and Assumption entered into by a Lender and an Eligible Assignee, and accepted by Agent, in substantially the form of Exhibit C annexed hereto.

          "Auditor's Letter" means a letter substantially in the form of Exhibit D annexed hereto delivered to Lenders by Coopers & Lybrand pursuant to subsection 4.1C.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "Base Rate" means, at any time, the Prime Rate plus 2.50% per annum.

          "Bi-Weekly Inventory Release Reports" means the inventory release reports to be delivered to Agent, Collateral Agent and, upon request, the Lenders on a bi-weekly basis pursuant to subsection 6.1(i)(b).

          "Book Value" means, for any property, the value for such property calculated by Company for financial accounting purposes according to GAAP and consistent with past practices.

          "Borrower Pledge Agreement" means that certain Borrower Pledge Agreement dated as of May 28, 1993, executed and delivered by Borrowers and Collateral Agent pursuant to the Existing Loan Agreement, as the same has been amended to the date hereof and as it may hereafter be amended, supplemented, or otherwise modified from time to time.

          "Borrower Security Agreement" means that certain Borrower Security Agreement dated as of May 28, 1993, executed and delivered by Borrowers and Collateral Agent pursuant to the Existing Loan Agreement, as the same has been amended to the date hereof and as it may hereafter be amended, supplemented, or otherwise modified from time to time.

          "Borrowers" means Company and Calton Funding, Inc., a New Jersey corporation, as joint and several obligors.

          "Borrowing Base" means, as of any date, an amount equal to the sum of
     (i) 80% of the Eligible Inventory Cost of each Eligible Property shown on the most recent Borrowing Base Certificate plus (ii) 30% of the remaining principal amount owed to the Credit Parties under the Mays Landing Mortgage.

          "Borrowing Base Certificate" means a certificate of the chief financial officer of Company in substantially the form of Exhibit G annexed hereto.

          "Borrowing Base Deficiency" means as of any day the amount, if any, by which (i) the Total Utilization on such day exceeds (ii) the Borrowing Base on such day.

          "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

          "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Cash" means money, currency or a credit balance in a Deposit
     Account.

          "Cash Equivalents" means (i) marketable direct obligations issued by the United States Government and backed by the full faith and credit of the United States, in each case maturing within 30 days from the date of acquisition thereof; (ii) commercial paper maturing no more than 30 days from the date of creation thereof and (x) issued by Chase (to the extent available for issuance to Borrowers) or (y) at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation and at least P-1 from Moody's Investors Service, Inc.; and (iii) certificates of deposit or bankers' acceptances maturing within 30 days from the date of acquisition thereof issued by any Lender.

          "Cash Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale.

          "Change of Control" means an event or series of events by which any Person or Persons and any Affiliates of such Person or Persons otherwise acting in concert shall, whether in a single transaction or a series of related transactions, acquire, directly or indirectly, an amount of capital stock of Company necessary to enable such Person or Persons to cast more than 50% of the votes necessary for the election of directors of Company or possessing in excess of 50% of the total voting power of the voting capital stock of Company (in each case, on a fully diluted basis); provided that a Change of Control shall not be deemed to occur if the acquisition of capital stock otherwise causing a Person, Persons or their Affiliates to meet or exceed the levels of voting power specified above is caused solely by the purchase by any Person of capital stock of Company from Company.

          "Chase" has the meaning assigned to that term in the introduction to this Amended Loan Agreement.

          "Collateral" means, collectively, all real, personal and mixed property collateral securing the Obligations pursuant to the Security Documents in accordance with Section 3.

          "Collateral Agent" means Chase, as collateral agent for the benefit of the Lenders, and also means and includes any successor Collateral Agent appointed pursuant to subsection 10.4.

          "Commitment Reduction Date" means the first date on which (i) the Commitments have been permanently reduced to an amount not exceeding $20,000,000, (ii) the Total Utilization has been reduced to an amount not exceeding $20,000,000, and (iii) no Event of Default shall have occurred that has not been either waived by Lenders in accordance with subsection
     11.6 or (with respect to Events of Default that can be cured) cured by Borrowers.

          "Commitment Termination Date" means the earlier of (i) the Scheduled Expiry Date and (ii) the date on which all Obligations are paid in full, including the repayment, expiration, termination or cash collateralization of all Letters of Credit, and the Commitments are reduced to zero.

          "Commitments" means, collectively, the Tranche A Commitments and the Tranche B Commitments.

          "Company" means Calton, Inc., a New Jersey corporation.

          "Company Common Stock" means the common stock of Company, par value $0.01 per share.

          "Compliance Certificate" means a certificate substantially in the form annexed hereto as Exhibit H delivered to Lenders by Borrowers pursuant to subsection 6.1(vi).

          "Concentration Account A" means account no. 808-010689 established by the Company with the Collateral Agent and maintained pursuant to the terms of the Account Collateral Security Agreement for the deposit of certain cash receipts of the Credit Parties pursuant to the terms of the Account Collateral Security Agreement.

          "Concentration Account B" means account no. 808-010697 established by the Company with the Collateral Agent and maintained pursuant to the terms of the Account Collateral Security Agreement for the deposit of certain cash receipts of the Credit Parties pursuant to the terms of the Account Collateral Security Agreement.

          "Concentration Accounts" means Concentration Account A and Concentration Account B.

          "Consolidated Adjusted EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense net of capitalized interest, (iv) capitalized interest amortized, (v) total depreciation expense, (vi) total amortization expense, excluding capitalized interest amortized, and (vii) other non-cash items reducing Consolidated Net Income less the sum of non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "Consolidated Adjusted Tangible Net Worth" means, as at any date of determination, the excess of (i) all amounts which, in conformity with GAAP, would be included in shareholder's equity on such date over (ii) the sum of (a) the aggregate amount of all Investments in Joint Ventures on such date, plus (b) the aggregate amount of all Deferred Charges of Company and its Subsidiaries as of such date, plus (c) the aggregate stated balance sheet amount of any goodwill of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Capital Expenditures" means, for any period, the sum of
     (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries plus
     (ii) to the extent not covered by clause (i) hereof, the aggregate of all expenditures by Company and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person.

          "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense but excluding, however, amortization of discount, deferred financing costs and interest expense not payable in cash.

          "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accor-dance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

          "Consolidated Land Acquisition Costs" means, for any period, the aggregate of all Land Acquisition Costs for Company and its Subsidiaries during that period.

          "Consolidated Land Development Costs" means for any period, the aggregate of all Land Development Costs for Company and its Subsidiaries during that period.

          "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses
     (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

          "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid under all Capital Leases and Operating Leases of Company and its Subsidiaries as lessee.

          "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or other-wise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
     (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Credit Parties" means, collectively, the Borrowers and the Guarantors, each a "Credit Party."

          "Deemed Voting Lender" has the meaning set forth in Subsection 11.6A.

          "Deferred Charges" means, for any period, the sum of the amounts for such period of prepaid amounts with respect to directors and officers insurance, prepaid architectural fees and prepaid property taxes.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Effective Date" means the date on or before April 15, 1997, when each of the conditions to effectiveness set forth in Section 4.1 has been satisfied or waived by Requisite Lenders (or, in the case of the conditions set out in clauses 4.1E or 4.1F, satisfaction thereof shall have been waived by all Lenders).

          "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country, or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that has a net worth or net asset value of at least $100,000,000 and (B) any Lender.

          "Eligible Inventory Cost" means, at any time, with respect to any Eligible Property, the sum of the Land Acquisition Costs and Land Development Costs incurred with respect to such Eligible Property through such time less (i) all fresh start reserve adjustments incurred with respect to such Eligible Property, (ii) all adjustments required to determine the net realizable value of such Eligible Property in accordance with GAAP and all other reserves required by FASB 121 for such Eligible Property, and (iii) all new Soft Costs incurred with respect to such Eligible Property in respect of the period, commencing immediately following the date as of which the fresh start adjustments were made, through such date of determination.

          "Eligible Property" means any Real Estate Project owned in fee by a Credit Party which is subject to no Liens other than (i) a first priority Lien granted to the Collateral Agent for the benefit of the Lenders and
     (ii) Liens of the types set forth in clauses (i) and (iv) of the definition of Permitted Encumbrances, and with respect to which Collateral Agent has received from a title insurer reasonably satisfactory to Collateral Agent a binding commitment to issue a Mortgage Policy complying with subsection 3.2D(i)(d).

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by any Credit Party or any of their ERISA Affiliates.

          "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment or to natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

          "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to
     (i) environmental matters, including, without limitation, those relating to the evaluation of the environmental impacts of Real Estate Projects, development of natural habitat such as wetlands, development within the coastal zone, preservation of aquifers, conformance to regional or community plans, clean up of industrial sites upon a transfer, fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any or their respective properties, including, without limitation, the Industrial Site Recovery Act (N.J.S.A. Sec. 13:1K-6 et seq.), the National Environmental Policy Act (42 U.S.C. Sec. 4324 et seq.), the Coastal Zone Management Act (16 U.S.C. Sec. 1451 et seq.), the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sec. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sec. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sec. 1251 et seq.), the Clean Air Act (42 U.S.C. Sec. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Sec. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Sec.136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Sec. 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Sec. 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member;
     (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause
     (ii) above is, or was at any time, a member.

          "ERISA Event" means (i) a "reportable event" within the meaning of
     Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue
     Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 401(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Event of Default" means each of the events set forth in Section 8.

          "Excess Funding Borrower" has the meaning assigned to that term in subsection 11.21.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Existing Letter of Credit" means each Letter of Credit (as defined in the Existing Loan Agreement) outstanding on the Effective Date that has not expired or been cancelled as of the Effective Date.

          "Existing Loan Agreement" means the Original Loan Agreement as amended and in effect immediately prior to the Effective Date.

          "Existing Loan Documents" means the Account Collateral Security Agreement, the Borrower Pledge Agreement, the Borrower Security Agreement, the Existing Mortgages, the Guarantor Pledge Agreement, the Guarantor Security Agreement, the Guaranty Agreement and that certain Subordination Agreement dated as of May 28, 1993 made by the Company and each of its subsidiaries identified as a Credit Party therein, in favor of the Lenders.

          "Existing Loans" means the Existing Tranche A Loans and Existing Tranche B Loans.

          "Existing Mortgages" means the Mortgages listed on Schedule 5.22 annexed hereto, each issued by a Borrower or Guarantor to the Collateral Agent with respect to certain real property owned by such Borrower or Guarantor, and filed in the locations indicated on Schedule 5.22 annexed hereto.

          "Existing Mortgaged Properties" means the parcels of real property listed on Schedule 5.22 annexed hereto, each encumbered by an Existing Mortgage pursuant to the Existing Loan Agreement by a Borrower or Guarantor to the Collateral Agent.

          "Existing Notes" has the meaning assigned to that term in subsection 2.1.

          "Existing Tranche A Loan" has the meaning specified in subsection
     2.1E.

          "Existing Tranche B Loan" has the meaning specified in subsection
     2.1E.

          "Facilities" means any and all real property (including, without limitation, all buildings, fixtures and other improvements located thereon) now, hereafter or heretofore, owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

          "Florida Division" means all tangible assets of the Company and its Subsidiaries located in Florida, including the assets of Calton Homes of Florida, Inc., and the capital stock of Calton Homes of Florida, Inc.

          "Funding Date" means the date of the funding of a Loan.

          "GAAP" means, subject to the limitations on application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

          "General Release" means a General Release Agreement dated as of the Effective Date, substantially in the form of Exhibit N hereto, executed and delivered by the Credit Parties.

          "Government Authorization" means any permit, entitlement, license, order, approval, exemption, authority, certification, franchise, building permit, plot plan approval, subdivision approval, site plan review, environmental approval (including an environmental impact statement or report if required under applicable law), sewer and waste discharge permit, national pollutant discharge elimination system permit, water permit, zoning and land use entitlement or other authorization whether now existing or hereafter issued or obtained by the Company or any of its Subsidiaries given or issued by any federal, state, local, or other governmental authority, department, commission, court, board, bureau, agency or instrumentality.

          "Guarantor Pledge Agreement" means the Guarantor Pledge Agreement dated as of May 28, 1993, executed and delivered by Guarantors (other than the Restricted Talpro Entities) and Collateral Agent pursuant to the Existing Loan Agreement, as such agreement has been amended to the date hereof and as the same may hereafter be further amended, supplemented or otherwise modified from time to time.

          "Guarantor Security Agreement" means the Guarantor Security Agreement dated as of May 28, 1993, executed and delivered by Guarantors (other than the Restricted Talpro Entities) and Collateral Agent pursuant to the Existing Loan Agreement, as such agreement has been amended to the date hereof and as the same may hereafter be further amended, supplemented or otherwise modified from time to time.

          "Guaranty Agreement" means that certain Amended and Restated Guaranty and Security Agreement dated as of May 28, 1993, executed and delivered by Guarantors pursuant to the Existing Loan Agreement, as the same has been amended to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time.

          "Guarantors" means each of the Credit Parties that is a party to the Guaranty Agreement including any Persons added after the Effective Date pursuant to subsection 3.2(E), but excluding Persons identified in subsection 5.24 that are dissolved after the Effective Date pursuant to subsection 6.12.

          "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials," "extremely hazardous waste", "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form;
     (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides and herbicides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

          "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument, and
     (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements constitute Contingent Obligations and not Indebtedness.

          "Indemnitee" has the meaning assigned to that term in subsection 11.3.

          "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

          "Intercompany Loan" means any loan, advance or other extension of credit made by any Borrower to another Credit Party.

          "Intercompany Loan Recipient" means the recipient of an Intercompany Loan.

          "Intercompany Note" means an intercompany note evidencing indebtedness owed by any Credit Party to a Borrower, substantially in the form of Exhibit K annexed hereto.

          "Interest Payment Date" means the first Business Day of each month commencing on the first such date to occur after the Effective Date.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "Inventory Property" means any real property, or interest in real property, together with all improvements thereon held for sale or lease by any Credit Party in the ordinary course of its business.

          "Inventory Property Closing" means the closing of the sale by a Credit Party of an Inventory Property (or portion thereof) in the ordinary course of its business.

          "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, stock or other Securities of any other Person, or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Issuing Lender" means Chase with respect to any Letter of Credit issued by Chase pursuant to the terms of Section 2.8 hereof.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

          "Land Acquisition Costs" means any expenditures (whether paid in cash or other consideration or accrued as a liability) to acquire real property or interests in real property, whether by purchase or otherwise, other than Land Development Costs and expenditures funded from proceeds of Purchase Money Mortgage Obligations permitted by Section 7.1 hereof.

          "Land Development Costs" means any expenditures (whether paid in cash or other consideration or accrued as a liability) to develop or improve real property, including without limitation, carrying costs, development and planning costs, direct construction costs, direct engineering costs and direct costs of obtaining governmental approvals.

          "Leasehold Consent" has the meaning assigned to that term in subsection 3.2D(i)(c).

          "Lender" and "Lenders" means the Tranche A Lenders and the Tranche B Lenders and, with respect to Letters of Credit, the Issuing Lender and the Lenders purchasing participations therein.

          "Letter of Credit Usage" means as of any date of determination, with respect to all outstanding Letters of Credit, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under such Letters of Credit plus (ii) the aggregate amount of all drawings under such Letters of Credit honored by the Issuing Lender thereof and not theretofore reimbursed by Borrowers.

          "Letters of Credit" means any of the standby letters of credit issued or to be issued by Issuing Lender for the account of Borrowers pursuant to subsection 2.8.

          "Lien" means any lien, mortgage, deed of trust, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Loan" or "Loans" means one or more of the Revolving Loans or any combination thereof.

          "Loan Documents" means this Amended Loan Agreement, the Existing Loan Documents, the New Loan Documents and, to the extent not included in the foregoing, the Security Documents.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole or (ii) the impairment of the ability of any Credit Party to perform, or of Agent, Collateral Agent or Lenders to enforce, the Obligations.

          "Monthly Date" means the first day of each month commencing with the first such date immediately following the Effective Date.

          "Monthly Inventory Activity Report" means the inventory activity reports delivered to Agent, Collateral Agent, and, upon request, the Lenders, on a monthly basis pursuant to subsection 6.1(i)(a).

          "Monthly Inventory Certification Reports" means the inventory certification reports to be delivered to Agent, Collateral Agent and, upon request, the Lenders on a monthly basis pursuant to subsection 6.1(i)(c)(1).

          "Mortgage Policies" has the meaning assigned to that term in subsection 3.2D(i)(d).

          "Mortgaged Properties" means the Existing Mortgaged Properties and any Additional Mortgaged Properties.

          "Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignment of leases or other real estate security documents (including any Existing Mortgages as amended by any Mortgage Amendments) heretofore, now or hereafter delivered by any Credit Party to Collateral Agent (or its subagent) with respect to any Mortgaged Properties or Additional Mortgaged Properties, as the same may be amended, supplemented or otherwise modified from time to time. Any mortgage or leasehold mortgage shall be substantially in the form of the Existing Mortgages, as modified by the Mortgage Amendments.

          "Mortgage Amendments" has the meaning assigned thereto in subsection 6.14.

          "Multiemployer Plan" means a "multiemployer plan", as defined in
     Section 3(37) of ERISA, to which any Credit Party or any of its ERISA Affiliates is contributing, or ever has contributed, or to which a Credit Party or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

          "Net Cash Proceeds" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including (i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) required to be repaid under the terms thereof as a result of such Asset Sale.

          "Net Closing Proceeds" means, with respect to any sale of a Release Property or any other Real Estate by a Credit Party, the gross sales price to be paid by the purchaser for such property less sums attributable to
     (i) closing costs, including without limitation, legal costs of the seller in connection with the sale of such property, transfer taxes, fees for recording the applicable lien release, and typical closing adjustments for real property closing (such as prorations for real property taxes and utility charges), in each case to the extent customarily paid by sellers of real property in the relevant jurisdiction and in reasonable amounts,
     (ii) in the case of any property subject to a Purchase Money Mortgage approved by the Lenders, any amount which must be applied in repayment of the related Purchase Money Mortgage Obligation pursuant to the terms of the documents governing such Purchase Money Mortgage Obligation, and (iii) such other items as shall have been pre-approved as to item and amount by the Agent and Requisite Lenders.

          "Net Realizable Value" means, with respect to any real property, the net realizable value of such real property as calculated by Company for financial accounting purposes, according to GAAP and consistent with past practices of Company.

          "New Loan Documents" means this Amended Loan Agreement, the Notes, the General Release, the Acknowledgement and Confirmation, and all other new agreements to be executed by the Credit Parties on the Effective Date.

          "Notes" means one or more of the Revolving Notes.

          "Notice of Borrowing" means a notice substantially in the form of Exhibit M annexed hereto delivered by Borrowers to Agent and each Lender pursuant to subsection 2.1B with respect to a proposed borrowing.

          "Notice of Issuance/Amendment" means a notice delivered by Borrowers substantially in the form of Exhibit O annexed hereto with respect to a proposed issuance or amendment of a Letter of Credit.

          "Obligations" means all obligations of every nature of each Credit Party from time to time owed to Agent, Collateral Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

          "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the effectiveness of the Amended Loan Agreement or the making of any Loans or issuing of any Letters of Credit hereunder shall include
     (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Amended Loan Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

          "Original Loan Agreement" means the Amended Loan and Security Agreement dated as of May 28, 1993 among Company, Calton Funding, Inc., the financial institutions listed therein as Lenders and Chemical Bank, as agent and collateral agent for the Lenders.

          "Other Borrower Obligations" has the meaning assigned to that term in subsection 11.21.

          "Partial Release" means a lien release executed by the Collateral Agent releasing the Lien held by the Collateral Agent in an Inventory Property (or a portion thereof) in connection with an Inventory Property Closing, all pursuant to the terms of subsection 3.2D(ii).

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Permitted Encumbrances" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

               (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

               (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if bonded to the extent required to preserve the Liens granted to the Collateral Agent (for the benefit of the Lenders) under the Loan Documents, and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

               (iii)Liens on personal property incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of vendors, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); provided that (x) Liens other than deposits shall be unperfected or, if perfected, shall be junior to the Liens granted to the Collateral Agent (for the benefit of the Lenders) unless such Liens are validly perfected and of record immediately prior to the Effective Date and
          (y) the aggregate amount of such deposits shall not exceed $5,000,000 at any time;

               (iv) Any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

               (v) Easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries and, as to the property affected by such Lien, not interfering with the intended use and development of that property;

               (vi) Any interest or title of a lessor or sublessor under any lease permitted by subsection 7.9;

               (vii)Liens in favor of the Collateral Agent (for the benefit of the Lenders) created pursuant to the terms of the Loan Documents; and


               (viii)Liens set forth on Schedule 5.8 annexed hereto.

          "Person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "Prime Rate" means the rate that Chase announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Pro Rata Share" means, with respect to all computations and other matters relating to the Commitments of any Lender or any payments, computations or other matters with respect to the Revolving Loans of any Lender, the participation of any Lender in a Letter of Credit, and the indemnification obligation of any Lender, the percentage obtained by dividing (x) the Commitments of that Lender by (y) the aggregate Commitments of all Lenders, as such percentage may be adjusted by assignments or conversions permitted pursuant to subsection 11.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

          "Public Information" means (i) all reports, proxy statements and other statements or schedules that have been filed with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), by Company or any of its Subsidiaries (except reports filed pursuant to Section 16(a) of the 1934 Act); (ii) all registration statements and prospectuses that have been filed by Company or any of its Subsidiaries with the SEC under the Securities Act, as amended, except those on Form S-8; (iii) any reports and other information that have been disseminated generally to holders of any class of Company's publicly traded equity or debt securities; and (iv) any press releases that have been issued by Company or any of its Subsidiaries.

          "Purchase Money Mortgage Lien" means a Lien on a real estate asset of Company or one of its Subsidiaries securing Purchase Money Mortgage Obligations incurred in connection with the acquisition of such real estate asset.

          "Purchase Money Mortgage Obligations" means any Indebtedness of Calton or any of its Subsidiaries incurred in connection with the acquisition of a real estate asset which is non-recourse to such Person and secured only by a Lien on such real estate asset.

          "Real Estate" means any and all real property (including, without limitation, all buildings, fixtures and other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

          "Real Estate Project" means each parcel of real property of Company or any of its Subsidiaries, which constitutes, or will be developed as, a single subdivision or development (including in each case all buildings, fixtures and other improvements located thereon).

          "Redeemable Preferred Stock" means the redeemable preferred stock of Company, par value $0.10 per share.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

          "Release Property" means an Inventory Property (or part thereof) released pursuant to a Partial Release from a lien of Collateral Agent for the benefit of the Lenders.

          "Renaissance Real Estate Project" means a Real Estate Project in Manchester Township, Ocean County, New Jersey, for an approximately 2,300 unit active adult community development.

          "Requisite Lenders" means Requisite Tranche A Lenders and Requisite Tranche B Lenders.

          "Requisite Tranche A Lenders" means Tranche A Lenders having (i) 66-2/3% or more of the Tranche A Commitments or (ii) if the Tranche A Commitments have been terminated, Tranche A Lenders holding 66-2/3% or more of the Tranche A Loans.

          "Requisite Tranche B Lenders" means (i) Tranche B Lenders having 66-2/3% or more of the Tranche B Commitments or (ii) if the Tranche B Commitments have been terminated, Tranche B Lenders holding 66-2/3% or more of the Tranche B Loans.

          "Restricted Credit Party" means Calton California Equity Corp., Calton Capital, Inc., Calton Capital II, Inc., Calton General, Inc., Calton Homes Finance, Inc., Calton Homes Finance II, Inc., Calcap Commercial Management, Inc., Calcap X, Inc., Calcap XV, Inc., Calcap XXXI, Inc., Calcap XXXII, Inc., Calcap XXXIII, Inc., Calcap 36, Inc., Talcon Title, L.P., Talpro 31, L.P., Talpro 32, L.P., Talpro 33, L.P.

          "Restricted Talpro Entities" means Talpro 31, L.P., Talpro 32, L.P. and Talpro 33, L.P.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding.

          "Revolving Loans" means one or more of the Tranche A Loans or the Tranche B Loans or any combination thereof.

          "Revolving Notes" means the promissory notes of Company issued pursuant to subsection 2.1D, to evidence the Tranche A Loans and Tranche B Loans of Lenders, substantially in the form of Exhibit A annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "Sales and Closing Reports" means the reports to be delivered to the Lenders on a monthly basis pursuant to the terms of subsection 6.1(ii)(b).

          "Sales/Acquisition Forecasts" means the forecasts to be delivered to Agent, Collateral Agent and, upon request, the Lenders on a monthly basis pursuant to the terms of subsection 6.1(i)(c)(2).

          "Scheduled Expiry Date" means the date determined pursuant to subsection 2.1F.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of inter-est, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Security Documents" means the Account Collateral Security Agreement, the Borrower Security Agreement, the Guarantor Security Agreement, the Borrower Pledge Agreement, the Guarantor Pledge Agreement, the Mortgages, the Mortgage Policies, the Leasehold Consents and all deeds of trust, mortgages, security agreements, pledge agreements, assignments, licenses, landlord consents and releases and all other instruments or documents (including, without limitation, UCC-1 financing statements, fixture filings or similar documents required in order to perfect the security interests created by the Security Documents and/or any other Loan Document) delivered by a Credit Party pursuant to this Amended Loan Agreement or any other Loan Document in order to grant to Collateral Agent on behalf of Lenders Liens in real, personal or mixed property of that Credit Party.

          "Soft Costs" means, with respect to any Eligible Property, all capitalized interest expense, marketing costs and administrative expenses attributable to such Eligible Property.

          "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Obligations) of such Person and (z) greater than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is sufficient to carry on its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to preferential or fraudulent transfers and conveyances.

          "Spec Unit" means any dwelling units under development by Company and its Subsidiaries that have progressed beyond the foundation/slab/utility connection stage and are not subject to an executed contract of sale with a bona fide third party purchaser who has made a cash deposit with the appropriate Credit Party in an amount consistent with the Credit Parties' normal practices.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, however, that (i) for purposes of subsections 4.1, 5.1, 5.10, the term "Subsidiary" shall not include Calton Homes of Tampa, Inc., or Calcap 42, Inc. and
     (ii) for purposes of Sections 7.1, 7.2A, 7.3, 7.4, 7.9, 7.12, 8.2 and 8.8,
     the term "Subsidiary" shall not include Calton Capital, Inc., Calcap
     VII, Inc., Calcap XV, Inc., Calcap XXII, Inc., Calcap XXIV, Inc., Calcap XXVI, Inc., Calcap 35, Inc., Haddon General, Inc. and Calcap 46, Inc.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

          "Total Utilization" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Loans, and (ii) the Letter of Credit Usage.

          "Tranche A Commitments" means the commitments of Tranche A Lenders to make Tranche A Loans as set forth in subsection 2.1A.

          "Tranche A Lender" means those persons identified as "Tranche A Lenders" on Schedule 2.1 annexed hereto, together with their successors and permitted assigns, pursuant to subsection 11.1; provided, however, that if at any time a Tranche A Lender fails to satisfy the requirements of subsection 11.1D(i), such Lender shall automatically be a Tranche B Lender hereunder; and provided, further, that if at any time a Tranche B Lender satisfies the requirements of subsection 11.1D(i), such Lender may, pursuant to the terms of subsection 11.1D(ii) hereof, elect to become a Tranche A Lender hereunder. The term "Tranche A Lenders," when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

          "Tranche A Letter of Credit Usage" means, as of any date of determination, the product of (i) the Letter of Credit Usage as of such date multiplied by (ii) a ratio, the numerator of which is the Pro Rata Shares of all Tranche A Lenders and the denominator of which is the Pro Rata Shares of all Lenders.

          "Tranche A Loans" means the Revolving Loans made by Tranche A Lenders pursuant to subsection 2.1A(i); provided that, upon any conversion of a Lender from one tranche to another, such Lender's Revolving Loans shall automatically convert to the appropriate tranche.

          "Tranche A Utilization" means, as of any date of determination, the sum of (i) the aggregate principal amount of all Tranche A Loans outstanding, plus (ii) the Tranche A Letter of Credit Usage as of such date.

          "Tranche B Commitments" means the commitments of Tranche B Lenders to make Tranche B Loans as set forth in subsection 2.1A.

          "Tranche B Lender" means those Persons identified as "Tranche B Lenders" on Schedule 2.1 annexed hereto, together with their successors and permitted assigns, pursuant to subsection 11.1; provided, however, that if at any time a Tranche A Lender fails to satisfy the requirements of subsection 11.1D(i), such Lender shall automatically be a Tranche B Lender hereunder; and provided, further, that if at any time a Tranche B Lender satisfies the requirements of subsection 11.1D(i), such Lender may, pursuant to the terms of subsection 11.1D(ii) hereof, elect to become a Tranche A Lender hereunder. The term "Tranche B Lenders," when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

          "Tranche B Letter of Credit Usage" means, as of any date of determination, the product of (i) the Letter of Credit Usage as of such date multiplied by (ii) a ratio, the numerator of which is the Pro Rata Shares of all Tranche B Lenders and the denominator of which is the Pro Rata Shares of all Lenders.

          "Tranche B Loans" means the Revolving Loans made by Tranche B Lenders pursuant to subsection 2.1A(ii); provided that, upon any conversion of a Lender from one tranche to another, such Lender's Revolving Loans shall automatically convert to the appropriate tranche.

          "Tranche B Utilization" means, as of any date of determination, the sum of (i) the aggregate principal amount of all Tranche B Loans outstanding, plus (ii) the Tranche B Letter of Credit Usage as of such date.

          "Weekly Inventory Activity Reports" means the inventory activity reports to be delivered to Agent, Collateral Agent and, upon request, the Lenders on a weekly basis pursuant to subsection 6.1(i)(a).

1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

     Except as otherwise expressly provided in this Amended Loan Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (iii), (iv),
(v) and (xv) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(vii)). Calculations in connection with the definitions, covenants and other provisions of this Amended Loan Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.6.

1.3  Other Definitional Provisions.

     References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Amended Loan Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.


                                  SECTION 2.
               AMOUNTS AND TERMS OF LOANS AND LETTERS OF CREDIT

2.1  Commitments; Revolving Loans.

     A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties herein set forth, each Lender hereby severally agrees to make the Revolving Loans described in this subsection 2.1A.

          (i) Tranche A Loans. Each Tranche A Lender severally agrees, subject to the limitations set forth in subsection 2.1A(iii) below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to lend to Borrowers, as joint and several obligors, from time to time during the period from the Effective Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate Commitments to be used for the purposes identified in subsection 2.5A. Each Tranche A Lender's commitment to make Tranche A Loans to Borrowers pursuant to this subsection 2.1A is herein called its "Tranche A Commitment" and such commitments of all Tranche A Lenders in the aggregate are herein called the "Tranche A Commitments." The amount of each Lender's Tranche A Commitment as of the Effective Date is set forth opposite its name on Schedule 2.1 hereto and the aggregate Tranche A Commitments as of the Effective Date are $35,650,000; provided, that the amount of the Tranche A Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection
     2.4. Each Lender's Tranche A Commitment shall expire on the Commitment Termination Date and all Tranche A Loans and all other amounts owed hereunder shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to but excluding the Commitment Termination Date.

          (ii) Tranche B Loans. Each Tranche B Lender hereby severally agrees, subject to the limitations set forth in subsection 2.1A(iii) below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to lend to Borrowers, as joint and several obligors, from time to time during the period from the Effective Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate Commitments to be used for the purposes identified in subsection 2.5A. Each Tranche B Lender's commitment to make Tranche B Loans to Borrowers pursuant to this subsection 2.1A is herein called its "Tranche B Commitment" and such commitments of all Tranche B Lenders in the aggregate are herein called the "Tranche B Commitments." The amount of each Lender's Tranche B Commitment as of the Effective Date is set forth opposite its name on Schedule 2.1 hereto and the aggregate Tranche B Commitments as of the Effective Date is $10,350,000; provided, that the amount of the Tranche B Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection
     2.4. Each Lender's Tranche B Commitment shall expire on the Commitment Termination Date and all Tranche B Loans and all other amounts owed hereunder shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A may be repaid and reborrowed to but excluding the Commitment Termination Date.

          (iii)Limitations on Loans.

               (a) The Loans and the Commitments shall be subject to the following limitations in the amounts and during the periods indicated: (1) the Total Utilization may not at any time exceed the Borrowing Base as in effect at such time; (2) the Total Utilization may not at any time exceed the Commitments; (3) the amount otherwise available for borrowing under the Tranche A Commitments as of any time of determination (other than to reimburse the Issuing Lender for the amount of any drawings under any Letters of Credit honored by Issuing Lender and not theretofore reimbursed by Borrowers) shall be reduced by the Tranche A Letter of Credit Usage as of such time of determination; and (4) the amount otherwise available for borrowing under the Tranche B Commitments as of any time of determination (other than to reimburse the Issuing Lender for the amount of any drawings under any Letters of Credit honored by the Issuing Lender and not theretofore reimbursed by Borrowers) shall be reduced by the Tranche B Letter of Credit Usage as of such time of determination.

               (b) Borrowers shall not make any borrowing under this subsection 2.1A the proceeds of which are used to make an Intercompany Loan unless, as of the date of the making of such Intercompany Loans: (1) the Intercompany Loan shall be permitted by subsection 7.1(iv) and shall be made as a direct loan to the Intercompany Loan Recipient and shall be reflected as a loan on the books and accounts of both the Intercompany Loan Recipient and the Person making the Intercompany Loan; and (2) the obligation of the Intercompany Loan Recipient to repay the Intercompany Loan (x) shall be evidenced by an Intercompany Note, which shall be pledged to Collateral Agent to secure the Obligations, and (y) shall be subordinated in right and time of payment to the payment in full of the Obligations, and any payment by such Intercompany Loan Recipient under its Guaranty, if any, shall result in a pro tanto reduction of the amount owing by such Intercompany Loan Recipient to Borrowers in respect of Intercompany Loans.

     B. Borrowing Mechanics. Revolving Loans made on any Funding Date shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Whenever Borrowers desire that Lenders make Revolving Loans, they shall deliver to Agent and each Lender a Notice of Borrowing no later than 12:00 noon (New York time) at least three Business Days in advance of the proposed Funding Date. The Notice of Borrowing shall specify
(i) the proposed Funding Date (which shall be a Business Day), and (ii) the amount of Revolving Loans requested. In lieu of delivering the above-described Notice of Borrowing, a Borrower may give Agent and each Lender telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent and each Lender on or before the applicable Funding Date.

     Neither Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Agent or such Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of a Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Revolving Loans by Lenders in accordance with this Amended Loan Agreement pursuant to any such telephonic notice Borrowers shall have effected Revolving Loans hereunder.

     C. Disbursement of Funds. Except as otherwise provided in the next sentence, all Revolving Loans under this Amended Loan Agreement shall be made by Tranche A Lenders and Tranche B Lenders simultaneously and proportionately to their respective Pro Rata Shares of the aggregate Commitments, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder nor shall the Commitment of any Lender to make a Revolving Loan requested hereunder be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereun-der. If any conditions to funding set forth in Section 4 hereof have not been satisfied in connection with a borrowing requested pursuant to subsection 2.1B and Requisite Tranche A Lenders or Requisite Tranche B Lenders, as the case may be, have agreed to waive such conditions with respect to funding for their tranche in accordance with subsection 11.6, (i) Lenders in such tranche shall simultaneously fund their Pro Rata Shares of the borrowing requested pursuant to subsection 2.1B, and (ii) Lenders in the other tranche shall have no obligation to fund the remaining portion of such requested borrowing. Promptly after receipt by each Lender of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), and upon satisfaction or waiver of the conditions precedent specified in Section 4 with respect to a particular tranche, Lenders in such tranche shall make the proceeds of Revolving Loans in such tranche available to the Borrowers on the Funding Date by causing an amount of same day funds equal to the proceeds of all such Revolving Loans to be credited to the account of Borrowers at the office of Agent specified in the preceding sentence.

     D. Revolving Notes. Borrowers shall execute and deliver to each Lender (or to Agent for that Lender) on the Effective Date a Revolving Note substantially in the form of Exhibit A hereto to evidence that Lender's Tranche A Loans and Tranche B Loans, in the principal amount of that Lender's Commitments. The Tranche A Loans and Tranche B Loans made or continued hereunder shall be evidenced by such Revolving Notes. Upon the execution and delivery to any Lender of a Revolving Note pursuant to this subsection 2.1D, the Revolving Note that was executed and delivered to such Lender pursuant to the Existing Loan Agreement (the "Existing Note") shall be null and void, and such Lender shall promptly return such Existing Note to Borrowers for cancellation.

     Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until an Assignment and Assumption effecting the assignment or transfer thereof shall have been accepted by Agent as provided in subsection 11.1B(iii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Revolving Note or of any Revolving Note or Notes issued in exchange therefor.

     E.   Conversion of Existing Tranche A Loans and Existing Tranche B Loans
into Tranche A Loans and Tranche B Loans.    Upon satisfaction or written
waiver by Requisite Lenders of the conditions set forth in subsections 4.1 and 4.3, as of the Effective Date all Tranche A Loans and Tranche B Loans (as defined in the Existing Loan Agreement) outstanding under the Existing Loan Agreement as of, and at the time of, the Effective Date (such loans being the "Existing Tranche A Loans" and "Existing Tranche B Loans," respectively) shall be converted into and deemed to be Tranche A Loans and Tranche B Loans, respectively, for all purposes under this Amended Loan Agreement. Any amounts of accrued interest or other amounts owed (whether or not presently due and payable) by Borrowers to the Lenders under or in respect of the Existing Tranche A Loans and Existing Tranche B Loans shall, as of the Effective Date, continue to be due and payable to the Lenders under the Revolving Notes issued to the Lenders under this Amended Loan Agreement. The conversion of the Existing Tranche A Loans and Existing Tranche B Loans hereunder shall not be deemed to be repayment thereof, and Borrowers shall not be required to deliver any notice of prepayment or notice of borrowing or to satisfy any other condition relating to required amounts of prepayments or borrowings hereunder with respect to such conversion of the Existing Tranche A Loans and Existing Tranche B Loans.

     F. Extension of Scheduled Expiry Date. On the Effective Date, the Scheduled Expiry Date is February 28, 1998. If the Commitment Reduction Date occurs on or before February 28, 1998, the Scheduled Expiry Date shall automatically and without further action by the Borrowers or the Lenders be extended from February 28, 1998 to August 31, 1998.

2.2  Interest on the Loans.

     A. Rate of Interest. Subject to the provisions of subsections 2.2C and 2.6, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at the Base Rate; provided, that from and after the Commitment Reduction Date, subject to the provisions of subsections 2.2C and 2.6, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at the Base Rate minus 0.50% per annum.

     B. Interest Payments. Subject to the provisions of subsection 2.2C, interest on each Loan shall be payable in arrears on and to each Interest Payment Date, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

     C. Post Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans and any fees and other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the Base Rate; provided, however, that the increased rate of interest provided for in this subsection 2.2C shall not apply (i) with respect to Tranche A Loans if Requisite Tranche A Lenders have agreed in writing to waive such increased interest with respect to their Loans and (ii) with respect to Tranche B Loans if Requisite Tranche B Lenders have agreed in writing to waive such increased interest with respect to their Loans. Payment or acceptance of the increased rates of interest provided for in this sub-
section 2.2C is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent, Collateral Agent or any Lender.

     D. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the immediately preceding Interest Payment Date shall be included, and the date of payment of such Loan or, on an Interest Payment Date, such Interest Payment Date shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  Fees.

     A. Commitment Fees. Borrowers jointly and severally agree to pay to Lenders in proportion to each Lender's Pro Rata Share, commitment fees for the period from and including the Effective Date to and excluding the Commitment Termination Date in an aggregate amount equal to the average of the daily excess of the Commitments over the aggregate amount of Total Utilization multiplied by 1/2 of 1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable monthly in arrears on the first day of each month, commencing on the first such date to occur after the Effective Date, and on the Commitment Termination Date.



     B. Letter of Credit Fees. Borrowers jointly and severally agree to pay the following amounts to the Issuing Lender with respect to each Letter of Credit issued by it:

          (i) an annual administrative fee equal to the greater of (i) $5,000 and (ii) 1/4 of 1% per annum of the maximum amount available from time to time to be drawn under each Letter of Credit, payable quarterly in arrears on each March 31, June 30, September 30 and December 31 of each year and upon expiration of such Letter of Credit and calculated on the basis of a 360-day year and the actual number of days elapsed;

          (ii) a commission equal to 2.00% per annum of the maximum amount available from time to time to be drawn under any Letter of Credit, payable quarterly in arrears on each March 31, June 30, September 30 and December 31 of each year and upon expiration of such Letter of Credit and calculated on the basis of a 360-day year and the actual number of days elapsed;

          (iii)with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by the Issuing Lender in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by Borrowers (including any such reimbursement out of the proceeds of Loans pursuant to subsection 2.8(C)) at a rate which is at all times equal to 2% per annum in excess of the Base Rate; and

          (iv) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder (without duplication of the fees payable under subdivision (1) above), documentary and processing charges in accordance with the Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be, or as otherwise agreed to be the Issuing Lender.

     Promptly upon receipt by Issuing Lender of any amount described in clauses
(ii) or (iii) of this subsection 2.3B with respect to a Letter of Credit, the Issuing Lender shall distribute to each Lender which has purchased a participation in such Letter of Credit pursuant to subsection 2.8A, its Pro Rata Share of such amount.

     C. Restructure Fees. Borrowers jointly and severally agree to pay to Agent for distribution to Lenders in proportion to their Pro Rata Shares a Restructuring Fee in the amount of $1,350,000, which shall be payable on the following dates and in the following amounts: $225,000 shall be due and payable on the Effective Date; $112,500 shall be due and payable on August 30, 1997; $112,500 shall be due and payable on September 30, 1997, $450,000 shall be due and payable on October 30, 1997; and $450,000 shall be due and payable on November 30, 1997; provided, however, that any installment of such Restructure Fee that is scheduled to become due and payable on or after the Commitment Reduction Date shall be waived.

     D. Interest and Fees Due Under Existing Loan Agreement. Borrowers shall pay to Agent for distribution to the Lenders (i) all interest and commitment fees that have accrued under the Existing Loan Agreement through the Effective Date, (ii) all accrued and unpaid fees and commissions with respect to all Existing Letters of Credit that have accrued through the Effective Date and
(iii) all other fees and amounts owed under the Existing Loan Agreement (other than the portion of the principal amount of the Existing Loans that shall continue to be owed hereunder and under the Revolving Notes). All such interest shall be due and payable on the first Interest Payment Date after the Effective Date. All such commitment fees shall be due and payable together with the first payment of commitment fees under subsection 2.3A. All such unpaid fees and commissions with respect to all Existing Letters of Credit shall be due and payable on June 30, 1997. All such other fees and amounts owed under the Existing Credit Agreement shall be due and payable on June
30, 1997.

     E. Other Fees. Borrowers jointly and severally agree to pay to Agent and/or Collateral Agent such other fees in the amounts and at the times separately agreed upon between Borrowers, Agent, and/or Collateral Agent.

2.4  Prepayments; Reductions in Commitments; General Provisions Regarding
     Payments.

     A. Voluntary Prepayments. Borrowers may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Agent and each Lender, at any time and from time to time prepay the Loans in whole or in part on any Business Day in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

     B. Voluntary Reductions of Commitments. Borrowers may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Agent and each Lender, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the Total Utilization at the time of such proposed termination or reduction; provided that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Borrowers' notice to Agent and Lenders shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Borrowers' notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share.

     C.   Mandatory Reductions of Commitments.

          (i) Scheduled Reductions. The aggregate Commitments will be reduced (but not increased) on each date set forth below to the amount set forth opposite such date:

          Date                          Commitments

          July 15, 1997                 $43,000,000
          August 31, 1997               $40,000,000
          November 30, 1997             $30,000,000

          (ii) Reductions from Asset Sales (other than Florida Division). No later than the second Business Day following the date of receipt by Company or any of its Subsidiaries of Cash Proceeds of any Asset Sale, the Commitments shall be permanently reduced in an amount equal to 80% of the Net Cash Proceeds of such Asset Sale provided, however, that the reduction in the Commitments set forth in this subsection 2.4C(ii) shall not apply with respect to (y) the sale of the Florida Division or any portion thereof (which sales are subject subsection 2.4C(v)) or (z) any real property purchased by the Borrowers or any of their Subsidiaries after the Effective Date if, prior to consummation of such purchase, (x) the Borrower or Subsidiary, as the case may be, has entered into one or more valid and binding written agreements to sell such real property to one or more third party purchasers not affiliated with the Borrowers or any of their Subsidiaries, and (y) the sale to the third party of such real property actually takes place within thirty (30) calendar days of the closing of the purchase thereof by the Borrower or Subsidiary, as the case may be. Concurrently with any reduction of the Commitments pursuant to this subsection 2.4C(ii), Borrowers shall deliver to Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof. In the event that Borrowers shall, at any time after receipt of Cash Proceeds of any Asset Sale requiring a reduction of the Commitments pursuant to this subsection 2.4C(ii), determine that the reductions of the Commitments previously made in respect of such Asset sale were in an aggregate amount less than that received by the terms of this subsection 2.4C(ii), Borrowers shall promptly deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit and the Commitments shall be permanently reduced on the date such notice is delivered in an amount equal to the amount of any such deficit.

          (iii)Reductions Due to Receipt of Insurance or Condemnation Awards. On the date of receipt by Company or any of its Subsidiaries of any payment from an insurance company or any condemnation award relating to any of such Person's assets, the Commitments shall be permanently reduced in an amount (the "Net Award Amount") equal to 100% of such insurance company payment or condemnation award, net of any costs incurred in obtaining such payment or award (without taking into account the costs of maintaining insurance such as premiums), including any incremental taxes payable as a result thereof.

          (iv) Reductions Due to Reversion of Surplus Assets of Pension Plans. On the date of return to Company or any of its Subsidiaries of any surplus assets of any pension plan of Company or any of its Subsidiaries, the Commitments shall be permanently reduced in an amount (the "Net Reversion Amount") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof.

          (v) Reductions due to Sale of Florida Division. No later than the second Business Day following the date of receipt by Company or any of its Subsidiaries of Cash Proceeds of any Asset Sale of the Florida Division or any portion thereof, the Commitments shall be permanently reduced in an amount equal to the following:

               (1) If the aggregate amount of Net Cash Proceeds received by Company and its Subsidiaries from all Asset Sales of the Florida Division (the "Total Florida Division Proceeds") as of the date of receipt of such Cash Proceeds is less than $15,000,000, then 100% of the Net Cash Proceeds of such Asset Sale; or

               (2) if the Total Florida Division Proceeds as of the date of receipt of such Cash Proceeds is equal to or greater than $15,000,000 but is less than $17,000,00, then the sum of (x) $15,000,000 plus (y) 80% of the amount of such excess; or

               (3) if the Total Florida Division Proceeds as of the date of receipt of such Cash Proceeds is equal to or greater than $17,000,000 but is less than $20,000,00, then the sum of (x) $16,600,000 plus (y) 65% of the amount of such excess; or

               (4) if the Total Florida Division Proceeds as of the date of receipt of such Cash Proceeds is equal to or greater than $20,000,000, then the sum of (x) $18,550,000 plus (y) 50% of the amount of such excess.

     Concurrently with any reduction of the Commitments pursuant to this subsection 2.4C(v), Borrowers shall deliver to Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds of the Asset Sale of the Florida Division from the gross sales price thereof. In the event that Borrowers shall, at any time after receipt of Cash Proceeds of the Asset Sale of the Florida Division requiring a reduction of the Commitments pursuant to this subsection 2.4C(v), determine that the reductions of the Commitments previously made in respect of such Asset Sale were in an aggregate amount less than that required by the terms of this subsection 2.4C(v), Borrowers shall promptly deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit and the Commitments shall be permanently reduced on the date such notice is delivered in an amount equal to the amount of any such deficit.

     D. Mandatory Prepayments Due to Reductions or Restrictions of Commitments; Restrictions of Borrowing Base; Cash Collateral Restrictions.

          Borrowers shall from time to time prepay the Loans to the extent necessary (1) so that the Total Utilization shall not at any time exceed the Commitments then in effect; (2) so that the Total Utilization shall not at any time exceed the Borrowing Base then in effect; and (3) so that the aggregate amount on deposit in the Concentration Accounts does not at any time exceed $6,000,000; provided that the Borrowers shall not be required to make any prepayment under clause (3) of this subsection 2.4D to the extent such prepayment would be less than $500,000. Prepayments based on reductions of the Commitments shall be due on the date the Commitments are reduced. Prepayments required to comply with the Borrowing Base shall be due on the date the Borrowing Base Certificate (showing a Borrowing Base Deficiency) is delivered.

     E. Repayment at Maturity. On the Commitment Termination Date, Borrowers shall repay all Revolving Loans and all other Obligations then outstanding.

     F.   Application of Certain Prepayments; Reductions of Commitments.

          (i) Application of Commitment Reductions to Tranche A Commitments and Tranche B Commitments. All reductions in Commitments pursuant to subsection 2.4B or 2.4C shall be applied to the Tranche A Commitments and Tranche B Commitments ratably in proportion to the amounts of such Commitments.

          (ii) Application to Loans and Letters of Credit. All prepayments shall be applied first to repay the Loans to the full extent thereof, and second to fully secure outstanding Letters of Credit.

          (iii)Application to Principal and Interest. All prepayments shall include payment of accrued interest on the principal amount being prepaid and shall be applied to the payment of interest before application to principal.

     G.   General Provisions Regarding Payments.

          (i) Manner and Time of Payment. All payments by Borrowers of principal, interest, fees and other Obligations hereunder and under the other Loan Documents shall be made in same day funds and without defense, set off or counterclaim, free of any restriction or condition, and delivered to the appropriate Lender not later than 12:00 Noon (New York time) on the date due at such Lender's principal address set forth below its name on the signature pages hereof or at such other place as such Lender may from time to time designate (with verification of such payment to Agent); funds received by such Lender after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day. Borrowers hereby authorize Agent to charge their accounts with Agent in order to cause timely payment to be made to Agent and Lenders of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (ii) Apportionment of Payments. Principal and interest payments shall be apportioned among all outstanding Loans and amounts due with respect to Letters of Credit proportionately to the amounts then due and owing each Lender according to the Lender's respective Pro Rata Shares of the Loans or other amounts due with respect to Letters of Credit to which such payments relate.

          (iii)Payments on Business Days. Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the fees hereunder, as the case may be.

          (iv) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obliga-tions of Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5  Use of Proceeds.

     A. Loans. The proceeds of the Loans shall be applied by Borrowers for general corporate purposes, which may include the making of intercompany loans to any of the Guarantors, in accordance with subsections 2.1A(iii)(b) and 7.1(iv), for their own general corporate purposes.

     B. Letters of Credit. Letters of Credit shall be issued solely for the purpose of supporting (i) the obligations of third party insurers of a Credit Party arising by virtue of the laws of any jurisdiction requiring third party insurers, and (ii) performance, payment, deposit or surety obligations of a Credit Party, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Letters of Credit may not be issued for the purpose of supporting trade payables.

     C. Margin Regulations. No portion of the proceeds of any borrowing under this Amended Loan Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation T, Regulation U or Regula-tion X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

     D. Benefits to Guarantors. In consideration for the Guaranty Agreement, Borrowers have and agree to continue to make certain of the benefits of the Loans and Letters of Credit available to the Subsidiaries of Company executing and delivering such Guaranty Agreement in accordance with subsections 2.1A(iii)(b) and 7.1(iv).

2.6  Increased Costs; Taxes; Capital Adequacy.

     A. Compensation for Increased Costs and Taxes. In the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Amended Loan Agreement or any of the Loans or any of its obligations hereunder, or changes the basis of taxation of payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of Tax on the overall net income of such Lender or its applicable lending office);

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or

          (iii)imposes any other condition on or affecting such Lender (or its applicable lending office) or its obligations hereunder;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrowers agree, jointly and severally, to promptly pay to such Lender, upon demand, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrowers a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.6A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.   Withholding of Taxes.

          (i) Payments to Be Free and Clear. All sums payable by Borrowers under this Amended Loan Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments. If Borrowers or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrowers to Agent, Collateral Agent or any Lender under any of the Loan Documents:

               (a) Borrowers shall notify Agent of any such requirement or any change in any such requirement as soon as such Borrowers become aware of it;

               (b) Borrowers, jointly and severally, shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on either Borrower) for its own account or (if that liability is imposed on Agent, Collateral Agent or such Lender, as the case may be) on behalf of and in the name of Agent, Collateral Agent or such Lender;

               (c) the sum payable by Borrowers in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent, Collateral Agent or such Lender, as the case may be, receives on the due date and retains (free from any liability in respect of any such deduction, with-holding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrowers shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     provided that no such additional amount shall be required to be paid to Agent, Collateral Agent or any Lender under clause (c) above except to the extent that any change after the Effective Date in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the Effective Date in respect of payments to such Lender, Agent or Collateral Agent.

          (iii)U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof shall deliver to Agent for transmission to Borrowers, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Assumption pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrowers or Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations
     Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents.

     C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after demand by such Lender (with a copy of such demand to Agent), Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection 2.6C, will give prompt written notice thereof to Borrowers, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of Borrowers' obligations to pay additional amounts under this subsection 2.6C.

     D. Lenders' Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans under this Amended Loan Agreement becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under subsection 2.6A or 2.6C, it will, to the extent not inconsistent with such Lender's internal policies, use reasonable efforts (i) to make, fund or maintain the Commitments of such Lender or the affected Loans of such Lender through another lending office of such Lender, or
(ii) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.6A or 2.6C would be materially reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.6D unless Borrowers agree to pay all expenses incurred by such Lender in utilizing such other lending office. A certificate as to the amount of any such expenses payable by Borrowers pursuant to this subsection 2.6D (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrowers shall be conclusive absent manifest error.

     E. Issuing Lender. For purposes of this subsection 2.6, references to Loans shall be deemed to include any Letter of Credit.

2.7  [Omitted]

2.8  Letters of Credit

     A. Letters of Credit. In addition to Borrowers requesting that Lenders make Revolving Loans pursuant to subsection 2.1A, Borrowers may request, in accordance with the provisions of this subsection 2.8 on or after the Effective Date to but excluding the Commitment Termination Date, that the Issuing Lender issue Letters of Credit for the account of Borrowers on the terms and con-ditions set forth in this subsection 2.8; provided that Borrowers shall not request that the Issuing Lender issue (and the Issuing Lender shall not issue) any Letter of Credit if, after giving effect to such issuance, (i) the Total Utilization would exceed the Commitments; (ii) the Total Utilization would exceed the Borrowing Base; or (iii) the Letter of Credit Usage would exceed $5,000,000. In no event shall the Issuing Lender issue any Letter of Credit having an expiration date later than the earlier of (x) the Commitment Termination Date, (y) the date which is one year from the date of issuance of such Letter of Credit; provided that this clause (y) shall not prevent the Issuing Lender from agreeing that a Letter of Credit will automatically be extended for a period not to exceed one year unless the Issuing Lender elects not to extend for such additional period. Each Letter of Credit shall be in a minimum stated amount of at least $100,000. It shall be a condition precedent to the issuance of any Letter of Credit in accordance with the provisions of this subsection 2.8 that each condition set forth in subsections 4.2 and 4.3 shall have been satisfied.

          Immediately upon the issuance of each Letter of Credit, the Issuing Lender shall promptly notify Agent and each Lender of such issuance and each Tranche A Lender and Tranche B Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

          Each Letter of Credit may provide that the Issuing Lender may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Tranche A Loans or the Tranche B Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds by Borrowers in an amount sufficient to secure payment to the beneficiary of the Letter of Credit if conditions to such payment are satisfied, which amount shall be returned to the Issuing Lender for distribu-tion to Lenders (or, if all Obligations shall have been indefeasibly paid in full, to Borrowers) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Lender as provided in this paragraph shall be treated for all purposes of this Amended Loan Agreement as a drawing duly honored by the Issuing Lender under the related Letter of Credit.

     B. Notice of Issuance or Amendment. Whenever either of the Borrowers desires to cause the Issuing Lender to issue or amend a Letter of Credit, such Borrower shall deliver to the Issuing Lender, Agent and each Lender a Notice of Issuance/Amendment no later than 12:00 noon (New York time) at least seven Business Days in advance of the proposed date of issuance or amendment or such shorter time as may be acceptable to the Issuing Lender. The notice shall specify (i) the proposed date of issuance or amendment (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit, and (iv) the name and address of the beneficiary, and shall include such other documents or materials as the Issuing Lender may reasonably request, and the verbatim text of the proposed Letter of Credit or the proposed terms and conditions, including a precise description of any documents required to be complied with by the beneficiary which, if so complied with prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit. The Issuing Lender, in its reasonable discretion, may require changes in any such documentation and shall not be required to issue or amend any Letter of Credit that by its terms requires payment thereunder prior to the third Business Day following receipt by the Issuing Lender of such documentation.

          Promptly upon the issuance or amendment of a Letter of Credit, the Issuing Lender shall notify each other Lender of the issuance or amendment and the amount of each such other Lender's respective participation therein determined in accordance with subsection 2.8A.

     C. Payment of Amounts Drawn Under Letter of Credit. In determining whether to honor any request for drawing under the Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documentation required to be delivered under the Letter of Credit has been delivered and that it complies on its face with the requirements of such Letter of Credit. In the event the Issuing Lender has determined to honor such a request for drawing, the Issuing Lender shall immediately notify Borrowers, Agent and each Lender, and Borrowers shall reimburse the Issuing Lender on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing. Anything contained in this Amended Loan Agreement to the contrary notwithstanding, (i) unless prior to 12:00 noon (New York time) on the date of such drawing (a) Borrowers shall have notified the Issuing Lender, Agent and each Lender that Borrowers intend to reimburse the Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans or (b) Borrowers shall have delivered a Notice of Borrowing requesting Loans in an amount equal to the amount of such drawing, Borrowers shall be deemed to have given a Notice of Borrowing to Agent and each Lender requesting Tranche A Lenders and Tranche B Lenders to make Revolving Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) if a Notice of Borrowing has been given or is deemed to have been given by Borrowers, Tranche A Lenders and Tranche B Lenders shall, on the date of such drawing, make Revolving Loans in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse the Issuing Lender for the amount of such drawing. If for any reason proceeds of Loans are not received by the Issuing Lender on such date in an amount equal to the amount of such drawing, Borrowers shall reimburse the Issuing Lender, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in subsection 2.3B(3).

     D. Payment by Lenders. If Borrowers shall fail to reimburse the Issuing Lender, for any reason, as provided in subsection 2.8C (including, without limitation, by means of the making of Loans by Tranche A Lenders and Tranche B Lenders pursuant to the terms of subsection 2.8C) in an amount equal to the amount of any drawing honored by the Issuing Lender under a Letter of Credit issued by it, the Issuing Lender shall promptly notify each Tranche A Lender and Tranche B Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein based on such Lender's Pro Rata Share. Each Tranche A and Tranche B Lender shall make available to the Issuing Lender an amount equal to its respective participation, in same day funds, at the office of the Issuing Lender specified in such notice, not later than 12:00 noon (New York time) on the Business Day after the date notified by the Issuing Lender. If any Lender fails to make available to the Issuing Lender the amount of such Lender's participation in such Letter of Credit as provided in this subsection 2.8D, the Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Effective Rate for one Business Day and thereafter at the Base Rate. Nothing in this subsection 2.8D shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this subsection 2.8D if it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of the Issuing Lender. The Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under this subsection 2.8D with respect to any Letter of Credit issued by the Issuing Lender such other Lender's proportionate share (based upon the aggregate amount of payments made by the Lender under the Letter of Credit to which such amounts relate to the aggregate amount of all payments made by Lenders thereunder) of all payments received by the Issuing Lender from Borrowers in reimbursement of drawings honored by the Issuing Lender under such Letter of Credit when such payments are received.

     E. Obligations Absolute. The obligation of Borrowers to reimburse the Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Loans made by Lenders pursuant to subsection 2.8C and the obligations of Tranche A Lenders and Tranche B Lenders under subsection 2.8D shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Amended Loan Agreement under all circumstances including, without limitation, the following circumstances.

          (i)  any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which a Borrower or a Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), any Lender or any other Person or in the case of a Lender, against a Borrower or any of its Subsidiaries, whether in connection with this Amended Loan Agreement, the transactions contemplated herein or any unrelated transaction including any underlying transaction between a Borrower or any of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

          (iii)any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

          (v) any adverse change in the condition (financial or otherwise) of Company or any of its Subsidiaries;

          (vi) any breach of this Amended Loan Agreement or any other Loan Document by any party thereto;

          (vii)any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

          (viii)the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided that neither Borrowers nor any Lender shall be required to pay any such amounts to the extent they arise from the gross negligence or willful misconduct of the Issuing Lender (as determined by a court of competent jurisdiction).

     F. Indemnification; Nature of Issuing Lender's Duties. In addition to amounts payable as elsewhere provided in this subsection 2.8, Borrowers hereby jointly and severally agree to protect, indemnify, pay and save harmless the Issuing Lender and each other Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees and disbursements of counsel) which the Issuing Lender or any other Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of gross negligence or willful misconduct of the Issuing Lender or the Issuing Lender failing to use reasonable care to determine that the documents and certificates required to be delivered under such Letter of Credit had been delivered and that they complied on their face with the requirements of that Letter of Credit as determined by a court of competent jurisdiction or (ii) the failure of the Issuing Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Government Acts"). Each Tranche A Lender and Tranche B Lender, proportionately to its Pro Rata Share, severally agrees to indemnify Issuing Lender to the extent Issuing Lender shall not have been reimbursed in accordance with the terms of the Loan Documents for drawings under any Letter of Credit, for and against any of the foregoing claims, demands, liabilities, damages, losses, costs, charges and expenses to which Issuing Lender is entitled to reimbursement under the Loan Documents.

          As between Borrowers and the Issuing Lender, Borrowers assume all risks of the acts and omissions of, or misuse of such Letters of Credit issued by, the beneficiary or beneficiaries of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible (absent gross negligence or willful misconduct (as determined by a court of competent jurisdiction)) for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts, and none of the above shall affect impair, or prevent the vesting of any of the Issuing Lender's rights or powers hereunder.

     G. Existing Letters of Credit. Each Existing Letter of Credit outstanding on the Effective Date shall be deemed to be a Letter of Credit hereunder.


Section 3.          GUARANTY; SECURITY INTERESTS.

3.1  Guaranty.

          On the Effective Date, each of the Guarantors shall execute and deliver to Collateral Agent on behalf of Lenders the Acknowledgement and Confirmation confirming the continuing guaranty by the Guarantors under the Guaranty Agreement of the full performance of the Obligations.

3.2  Security for Obligations.

     A. Borrower Security. On the Effective Date, each of the Borrowers shall execute and deliver to Collateral Agent on behalf of Lenders the Acknowledgement and Confirmation confirming the continuing grant of security interest in property of such Borrower created pursuant to the terms of the Existing Loan Agreement and related documents (including, without limitation, the Borrower Pledge Agreement, the Borrower Security Agreement and the Existing Mortgages) in favor of the Collateral Agent for the benefit of the Lenders and shall further grant a first priority Lien in favor of the Collateral Agent for the benefit of the Lenders on all property of such Borrower now owned or hereafter acquired, subject only to validly perfected and enforceable Permitted Encumbrances or otherwise permitted under the terms of this Amended Loan Agreement.

     B.   Security for Guaranties.   On the Effective Date, each Guarantor
shall execute and deliver to Collateral Agent on behalf of Lenders the Acknowledgement and Confirmation confirming the continuing grant of security interest in property of such Guarantor created pursuant to the Security Documents to which it is a party (including, without limitation, the Guarantor Pledge Agreement, the Guarantor Security Agreement and the Existing Mortgages) in favor of the Collateral Agent for the benefit of the Lenders and shall further grant a first priority Lien in favor of the Collateral Agent for the benefit of the Lenders on all property of such Guarantor now owned or hereafter acquired, subject only to validly perfected and enforceable Permitted Encumbrances of record immediately prior to the Effective Date listed on
Schedule 5.8 hereto or otherwise permitted under the terms of this Amended Loan Agreement.

     C.   Cash Collateral.

          Each Credit Party shall comply with the terms of the Account Collateral Security Agreement and all Net Closing Proceeds from the sale of Inventory Properties shall be deposited directly in the appropriate Concentration Account in accordance with the terms of the Account Collateral Security Agreement and all other receipts of cash, monies and cash equivalents by the Credit Parties will be deposited directly into the appropriate Concentration Account or as otherwise provided in the Account Collateral Security Agreement. The Concentration Accounts shall be under the sole dominion and control of the Collateral Agent (for the benefit of the Lenders).

     D.   Real Estate.

          (i)  Confirmation and Granting of Liens.

               (a)  [intentionally omitted].

               (b) In connection with any acquisition of real property by a Credit Party after the Effective Date, such Credit Party shall (x) at least thirty (30) days prior to the closing of the acquisition deliver to the Collateral Agent and the Lenders the following items, each in form and substance satisfactory to the Collateral Agent (i) a feasibility study for such real property, including comparisons with other similar projects,
     (ii) a report outlining the approval status of such real property (indicating expiration dates of approvals), (iii) a legal description of such real property sufficient for a mortgage and establishing that the property constitutes a legal lot or parcel under applicable subdivision laws, (iv) a report by an independent consultant satisfactory to Agent regarding investigation of such property for Hazardous Materials and compliance with Environmental Laws, with such report in form and substance satisfactory to Agent, (v) a cash flow schedule for such real property,
     (vi) a summary report updating land acquisition activity year-to-date, including a description of all future development commitments, and (vii) such other documents, instruments and information with respect to such real property as the Collateral Agent or any Lender shall reasonably request, and (y) no more than thirty (30) days after the closing of the acquisition deliver to the Collateral Agent and the Lenders, in a form and substance satisfactory to the Collateral Agent, a current appraisal of such real property performed by an appraiser satisfactory to Agent. Collateral Agent may from time to time designate any real property of any Credit Party which is not Mortgaged Property (including any real property acquired after the Effective Date) as "Additional Mortgaged Property," in which case such Credit Party shall as promptly as possible (and in any event within thirty (30) days after such designation) deliver to Collateral Agent a fully executed Mortgage, in form and substance satisfactory to Collateral Agent together with title insurance policies and surveys as required by subsections 3.2D(i)(d) and 3.2D(i)(e) and any other documents or instruments as Collateral Agent shall reasonably request to perfect a valid and enforceable first priority mortgage on the respective Additional Mortgage Property, free and clear of all defects and encumbrances except for validly perfected and enforceable Permitted Encumbrances.

               (c) Concurrently with the placement of a Mortgage on any Additional Mortgage Property, the Collateral Agent shall receive such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate ("Leasehold Consents") as may be requested by Collateral Agent, which documents shall be in form and substance satisfactory to Collateral Agent.

               (d) Within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property, Company shall deliver or cause to be delivered to Collateral Agent ALTA lenders title insurance policies issued by title insurers reasonably satisfactory to Collateral Agent (the "Mortgage Policies"), in form and substance, and in amounts, reasonably satisfactory to Collateral Agent assuring Lenders that the Mortgages are valid and enforceable first priority mortgage liens on the respective Additional Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances. The Mortgage Policies shall be in form and substance reasonably satisfactory to Collateral Agent and shall include a last dollar endorsement (to the extent permitted by applicable laws and regulations) and an endorsement for future advances under this Amended Loan Agreement, the Notes and the other Loan Documents, for mechanics' liens and for any other matter that Collateral Agent may reasonably request, and shall provide for affirmative insurance and such reinsurance as Collateral Agent may request all of the foregoing in form and substance satisfactory to Collateral Agent.

               (e) Within thirty (30) days following delivery of any Mortgage with respect to any Additional Mortgaged Property, Company shall deliver or cause to be delivered to Collateral Agent current surveys, certified by a licensed surveyor (or, with the Collateral Agent's consent, current approved subdivision maps), for such Mortgaged Property. All such surveys shall be certified to the Collateral Agent and the title insurer as having been prepared in accordance with the minimum standard detail requirement for land title surveys as adopted by the American Land Title Association and by the American Congress of Surveying and Mapping.

               (f)  Collateral Agent may obtain, at the Borrowers' expense,
     (i) appraisals of any Mortgaged Property and Additional Mortgaged Property and (ii) annual updates to appraisals (including updates of any appraisals obtained pursuant to clause (i) of this subsection 3.2D(i)(f)). All such appraisals shall be in form and substance satisfactory to Collateral Agent. Collateral Agent may also obtain, at the Borrowers' expense, such audits of the Collateral as Collateral Agent may request; provided that the Collateral Agent may not request more than four audits in any Fiscal Year. Such audits may include, without limitation, on site inspections of the Collateral. Such audits will be conducted by Collateral Agent, Lenders or, in Collateral Agent's discretion, third parties satisfactory to Collateral Agent.

          (ii) Release Of Liens.

               (a) Provided that no Event of Default or Potential Event of Default has occurred and is continuing, on a bi-weekly basis, Collateral Agent shall deliver to either the General Counsel of Calton, a title insurance company acceptable to the Collateral Agent, or such other Person as shall be acceptable to the Collateral Agent, in each case as escrow agent, a Partial Release prepared and delivered by Borrowers to Collateral Agent for each Inventory Property, listed on the most recent Bi-Weekly Inventory Release Report delivered pursuant to subsection 6.1(i)(b), subject to an Inventory Property Closing during the fifteen (15) day period beginning on the day the next Bi-Weekly Inventory Release Report is due. Unless such escrow agent has been notified that an Event of Default or Potential Event of Default has occurred hereunder, a Partial Release may be released from escrow and delivered for recording at the applicable Inventory Property Closing. If a Partial Release has been delivered to an escrow agent (on behalf of a Credit Party) for an Inventory Property Closing and the Inventory Property Closing is cancelled and not rescheduled or is delayed and does not occur within seventy (70) days from the date of such delivery, the Partial Release shall be promptly returned to Collateral Agent. Upon the occurrence of an Event of Default or Potential Event of Default, releases of Partial Releases from escrow shall be suspended and all Partial Releases held in escrow at such time shall be promptly returned to the Collateral Agent.

               (b) The Net Closing Proceeds from the sale of any Inventory Property shall be deposited directly into the appropriate Concentration Account according to the terms of the Account Collateral Security Agreement and all other receipts of cash, monies and cash equivalents by the Credit Parties shall be deposited directly into the appropriate Concentration Account or as otherwise provided under the terms of the Account Collateral and Security Agreement.

     E. Further Assurances Regarding Security; Additional Security; Addition of New Guarantors. Each Credit Party shall, from time to time, execute and deliver to Collateral Agent on behalf of Lenders, such additional Security Documents, statements, documents, agreements and reports as Collateral Agent may from time to time reasonably request to evidence, perfect or otherwise implement or assure the security for repayment of the Obligations. Company will notify Collateral Agent promptly in the event (i) a Person becomes a Subsidiary of Company after the date hereof, or (ii) any Credit Party proposes to make an Investment in a Subsidiary of Company. Company at any time, at Collateral Agent's request, shall cause any Subsidiary to execute and deliver to Collateral Agent on behalf of Lenders such documents as shall be required in the discretion of the Collateral Agent to join such person as a Guarantor under the Guaranty Agreement and such Security Documents, and the appropriate Credit Party shall execute such further Security Documents, as may be required to grant and perfect a security interest in all of the capital stock and assets of such Subsidiary, all as may be requested by Collateral Agent.


Section 4.     CONDITIONS TO EFFECTIVENESS; CONDITIONS TO LOANS AND LETTERS OF
               CREDIT

          The effectiveness of this Amended Loan Agreement and the obligations of Lenders to make Loans and of Issuing Lender to issue Letters of Credit hereunder are subject to the satisfaction of all of the following conditions.

4.1  Conditions to Effectiveness.

          The Amended Loan Agreement shall become effective on the date (the "Effective Date") on which all of the conditions specified in Section 4.1 below shall have been satisfied or the satisfaction thereof shall have been waived by Requisite Lenders (or, in the case of the conditions set out in clauses 4.1E and 4.1F, all Lenders).

     A. Credit Party Documents. On or before the Effective Date, each Credit Party shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, unless otherwise noted, for each of the Credit Parties and dated the Effective Date:

          (i) If such Credit Party is a corporation, signature and incumbency certificates of its officers executing each of the New Loan Documents to which it is a party;

          (ii) Executed originals of each of the New Loan Documents to which it is a party; and

          (iii) Such other documents as Agent may reasonably request.


     B. Opinions of Credit Parties' Counsel. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Giordano, Halleran & Ciesla, counsel for the Credit Parties, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Effective Date and setting forth substantially the matters in the opinions designated in Exhibit R annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

     C.   Intentionally omitted.


     D.   Intentionally omitted.

     E.   Intentionally omitted.

     F. Reduction in Principal amount of Existing Loans. Borrowers shall have paid to Agent for distribution to the Lenders under the Existing Loan Agreement principal on the Existing Tranche A Loans in an amount equal to the excess of the aggregate principal amount of such loans on the Effective Date over $35,650,000. Borrowers shall have paid to Agent for distribution to the Lenders under the Existing Loan Agreement principal on the Existing Tranche B Loans in an amount equal to the excess of the aggregate principal amount of such loans on the Effective Date over $10,350,000. Borrowers shall have paid to Agent for distribution to Lenders under the Existing Loan Agreement all principal and interest on the Standby Loans, if any, as such term is defined in the Existing Loan Agreement.

     G. No Material Adverse Effect. Since November 30, 1995, no Material Adverse Effect (in the sole reasonable opinion of Agent) shall have occurred. If the Company shall have complied with its obligations under the Existing Loan Agreement to prepay the Existing Tranche A Loans and Existing Tranche B Loans from the proceeds of Asset Sales (as such term is defined in the Existing Loan Agreement), no Asset Sale shall constitute a Material Adverse Effect for purposes of this subsection 4.1G.

     H. Representations and Warranties; Performance of Agreements. Each Credit Party shall have delivered to Agent an Officer's Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties made by such Credit Party in the Loan Documents are true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date and that such Credit Party shall have performed in all material respects all agreements and satisfied all conditions which any of the Loan Documents provides shall be performed or satisfied by it on or before the Effective Date except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders.

     I. Insurance. Each of the Lenders shall have received an insurance report performed by experts satisfactory to the Lenders and such insurance certificates and endorsements as the Lenders shall reasonably request, each in form and substance reasonably satisfactory to the Lenders.

     J. Borrowing Base Certificate. Each of the Lenders shall have received a Borrowing Base Certificate certified by the chief financial officer of Company and dated the Effective Date (i) calculating the Borrowing Base as of the last day of the most recent month ending more than 30 days prior to the Effective Date (the "Initial Borrowing Base") and demonstrating compliance hereunder with the Initial Borrowing Base after giving effect to the making of Loans hereunder, if any, and the other transactions contemplated by the Loan Documents to occur on the Effective Date and (ii) containing a statement by the chief financial officer of Company that he or she is aware of no circumstances which would lead him or her to reasonably believe that a Borrowing Base calculated as of the Effective Date would have a materially lower value than the Initial Borrowing Base.

     K. Corporate and Capital Structure. The composition of the board of directors of Company and the corporate structure, capital structure and management of Company and its Subsidiaries on the Effective Date shall be reasonably satisfactory to the Lenders.

     L.   Intentionally omitted.

     M. Payment of Fees and Expenses. Borrowers shall have paid to Agent, for distribution to Lenders in accordance with their Pro Rata Shares, the installment of the Restructure Fee in the amount of $225,000 due on the Effective Date as set forth in subsection 2.3C. Borrowers shall have paid all of the actual costs and expenses, including reasonable attorneys' fees (including outside counsel's fees, printing, reproduction, document delivery and communication costs, and all allocated costs of Lenders' in-house counsel), incurred by Lenders in connection with the negotiation and/or preparation of the Loan Documents, the termsheets and commitment letters relating thereto, and any other contracts, instruments and documents required hereunder and the perfection of the Liens and other actions required pursuant to subsection 4.1L.

     N. Completion of Other Proceedings. All other corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

4.2  Conditions to Letters of Credit.

          The obligation of the Issuing Lender to issue any Letter of Credit is, in addition to the conditions precedent specified in subsections 4.1 and 4.3, subject to the further condition precedent that on or before the date of issuance of such Letter of Credit, the Issuing Lender shall have received, in accordance with the provisions of subsection 2.8B, a notice requesting the issuance of such Letter of Credit and all other information specified in subsection 2.8B, and such other documents as such Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

4.3  Conditions to All Loans.

          The obligations of Lenders to make Loans on each Funding Date are, in addition to the conditions precedent to effectiveness set forth in Section 4.1, subject to the satisfaction of each of the following further conditions precedent:

     A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of each Borrower or by any executive officer of the such Borrower designated by any of the above-described officers on behalf of such Borrower in a writing delivered to Agent.

     B.   As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii)Each Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Amended Loan Agreement provides shall be performed or satisfied by it on or before that Funding Date;

          (iv) No order, judgment or decree of any court, arbitrator or govern-mental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

          (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

          (vi) There shall not be pending or, to the knowledge of either Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Borrowers in writing pursuant to subsection 5.9 or 6.1(xii) prior to the making of the last preceding Loans (or, in the case of the initial Loans following the Effective Date, prior to the Effective Date), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, could reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Amended Loan Agreement;

          (vii)Agent and Collateral Agent shall have received on behalf of Lenders such approvals, filings, opinions and documents as Agent or Collateral Agent may reasonably request; and

          (viii)No event or change shall have occurred that would cause or evidence, either in any case or in the aggregate, a Material Adverse Effect.

          The acceptance by Borrowers of the proceeds of any Loans shall be deemed to constitute, as of the date of such acceptance, (i) a representation and warranty by Borrowers that the conditions in this Section 4.3 have been satisfied and (ii) a confirmation by Borrowers of the granting and continuance of the Collateral Agent's Lien (on behalf of the Lenders) in the Collateral pursuant to the Loan Documents.


Section 5.     CREDIT PARTIES' REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Amended Loan Agreement and to make the Loans and issue Letters of Credit hereunder, each Credit Party jointly and severally represents and warrants to each Lender, on the Effective Date and on each Funding Date, that the following statements are true, correct and complete:

5.1  Corporate Existence and Qualifications; Compliance with Law.

          A. Schedule 5.1(a) annexed hereto lists the state of organization of Company and each Subsidiary of Company and all other states or jurisdictions in which Company or such Subsidiary is qualified to do business as a foreign corporation or partnership. Company and each Subsidiary of Company (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its organization; (ii) is duly qualified as a foreign corporation or partnership and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing could not reasonably be expected to have a Material Adverse Effect); (iii) has the requisite corporate or partnership power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; and (iv) is in compliance with its certificate or articles of incorporation and bylaws or partnership agreement, as applicable.

          B. Company and each Subsidiary of Company (i) has, or will by the Effective Date have, all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all governmental authorities having jurisdiction, to the extent required for the ownership, operation and conduct of its properties and business as now, heretofore and proposed to be owned, operated and conducted; and (ii) is in compliance with all applicable provisions of law, the failure to comply with which would have a Material Adverse Effect.

5.2  Executive Offices.

          The respective current locations of Company's and each of its Subsidiaries' chief executive offices and principal places of business are set forth on Schedule 5.2 annexed hereto.

5.3  Subsidiaries.

          Schedule 5.3 sets forth all Subsidiaries of Company, together with
(i) in the case of Subsidiaries of Company which are corporations, the authorized and outstanding capital stock of each such Subsidiary, by class and number and percentage of each class legally owned by Company or a Subsidiary of Company or any other Person, or to be so owned by the Effective Date and (ii) in the case of all other Subsidiaries of Company, all issued and outstanding ownership interests of each such Subsidiary by class and number and percentage of each class owned by Company or a Subsidiary of Company or any other Person, or to be so owned by the Effective Date. There are no options, warrants, rights to purchase or similar rights covering capital stock or other ownership interests for any such Subsidiary.

5.4  Conduct of Business.

          Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.13.

5.5  Authorization of Borrowing, etc.

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate or partnership action on the part of each Credit Party thereto.

     B. No Conflict. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Credit Party or any order, judgment or decree of any arbitrator, court or other agency of government binding on such Credit Party, (ii) violate any provision of the Certificate or Articles of Incorporation or Bylaws of such Credit Party if it is a corporation or of the general partner or other person authorized to act on behalf of such Credit Party if it is not a corporation,
(iii) violate any provision of its partnership, joint venture or similar organizational agreement if such Credit Party is not a corporation,
(iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Credit Party, (v) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (vi) require any approval of stockholders, any partner or any approval or consent of any Person under any Contractual Obligation of such Credit Party, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to Lenders.

     C. Governmental Consents. The execution, delivery and performance by each Credit Party of the Loan Documents to which such Credit Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other govern-mental authority or regulatory body.

     D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Credit Party which is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against each such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5.6  Financial Condition.

          Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) a financial forecast dated February 27, 1997, for Company and its Subsidiaries for the period through November 30, 1999, (ii) the audited consolidated and consolidating balance sheets of Company and its Subsidiaries as at November 30, 1995, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended and
(iii) the unaudited consolidated and consolidating balance sheets of Company and its Subsidiaries as at January 30, 1997, and the related unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the three months then ended.
All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Company does not (and will not following the Effective Date) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole.

5.7  No Material Adverse Change; No Restricted Junior Payments.

          Since November 30, 1995, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so.

5.8  Title to Properties; Liens.

          Company and its Subsidiaries have, and following the Effective Date will have, good, marketable and legal title, subject only to Permitted Encumbrances, to all of their respective properties and assets reflected in the financial statements referred to in subsection 5.6 or in the most recent financial statements delivered pursuant to subsection 6.1, except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Amended Loan Agreement, all such properties and assets are, and following the Effective Date will be, free and clear of Liens. Except for the Guarantors, no Subsidiary of Company has, or following the Effective Date will have, assets with a fair market value in excess of $50,000. The Liens granted to the Collateral Agent (for the benefit of the Lenders) will be fully perfected first priority Liens in and to the Collateral on the Effective Date and thereafter, subject only to any validly perfected and enforceable Permitted Encumbrances of record immediately prior to the Effective Date identified on
Schedule 5.8 annexed hereto.

5.9  Litigation; Adverse Facts.

          Except as described in Schedule 5.9 annexed hereto, there is no action, suit, proceeding, arbitration or governmental investigation (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of any Credit Party, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has had, or could reasonably be expected to result in, a Material Adverse Effect. Neither Company nor any of its Subsidiaries is
(i) in violation of any applicable law that has had, or could reasonably be expected to result in, a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that has had, or could reasonably be expected to result in, a Material Adverse Effect.

5.10 Payment of Taxes.

          Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. No Credit Party knows of any proposed tax assess-ment against Company or any of its Subsidiaries (other than any proposed tax assessment which Company or such Subsidiary expects to pay in the ordinary course of its business when due) which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.11 Performance of Agreements; Materially Adverse Agreements.

     A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

     B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreement or instrument or any charter or other internal restriction which has had, or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

5.12 Governmental Regulation.

          Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.13 Securities Activities.

          Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

5.14 Employee Benefit Plans.

     A. The Credit Parties and each of their ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.

     B.   No ERISA Event has occurred or is reasonably expected to occur.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of any Credit Party or any of their ERISA Affiliates.

     D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $250,000.

5.15 Certain Fees.

          No broker's or finder's fee or commission will be payable with respect to this Amended Loan Agreement or any of the transactions contemplated hereby, and Borrowers hereby indemnify Lenders against, and agree that they will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.16 Environmental Protection.

          Except as set forth in Schedule 5.16 annexed hereto:

          (i) the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

          (ii) Company and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective current operations and have no reason to believe they will be unable to obtain all Governmental Authorizations under Environmental Laws necessary to their respective future operations, and all such current Governmental Authorizations are in good standing, and Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Governmental Authorizations;

          (iii)neither Company nor any of its Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9604) or comparable state laws, and, to the best of each Credit Party's knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

          (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined is reasonably likely to have a Material Adverse Effect;

          (v) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims;

          (vi) neither Company nor any of its Subsidiaries has, to the best knowledge of each Credit Party, any contingent liability in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries;

          (vii)neither Company nor any of its Subsidiaries nor, to the best knowledge of each Credit Party, any predecessor of Company or any of its Subsidiaries (including without limitation any prior owner or operator of any Facility) has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations nor, to the best knowledge of each Credit Party, any predecessor of Company or any of its Subsidiaries (including without limitation any prior owner or operator of any Facility) involves the generation, transportation, treatment, storage or disposal of Hazardous Materials;

          (viii)no Hazardous Materials exist on, under or about any Facility in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed (or should have filed) any notice or report of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

          (ix) neither Company nor any of its Subsidiaries nor, to the best knowledge of each Credit Party, any of their respective predecessors (including without limitation any prior owner or operator of a Facility) has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

          (x) to the best knowledge of each Credit Party, no underground storage tanks or surface impoundments are on, under or at any Facility; and

          (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

5.17 Employee Matters.

          There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that may have a Material Adverse Effect.

5.18 Outstanding Stock.

          On the Effective Date, the authorized capital of Company will consist of (i) 53,700,000 shares of Company Common Stock, of which approximately 26,550,000 shares will be issued and outstanding, and (ii) 2,600,000 shares of Redeemable Preferred Stock, of which no shares will be outstanding, and (iii) 10,000,000 shares of Class A Preferred Stock, of which none will be issued or outstanding. Schedule 5.18 identifies each Person who on the Effective Date will hold beneficially 5% or more of the Company Common Stock or the Redeemable Preferred Stock or who will hold Securities representing 5% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors. On the Effective Date, Company will have no outstanding rights, options, warrants, or agreements pursuant to which it may be required to issue or sell any capital stock or other equity security, except as set forth in Schedule 5.18.

5.19 Insurance Policies.

          Schedule 5.19 lists all insurance of any nature maintained for current occurrences by Company and its Subsidiaries, as well as a summary of the terms of such insurance. All of such policies are in full force and effect and provide coverage of such risks and for such amounts as is customarily maintained for businesses of the scope and size of that of Company and its Subsidiaries.

5.20 Schedule of Deposit Accounts.

          Schedule 5.20 lists all material Deposit Accounts, of Company and its Subsidiaries, and such Schedule 5.20 correctly identifies the name and address of each depository, the name in which the account is held, the purpose of the account and the complete account number.

5.21 Solvency.

          On the Effective Date each Credit Party will be and, upon the incurrence of any Obligations by such Credit Party on any date on which this representation is made, will be, Solvent.

5.22 Mortgaged Properties.

          All of the Real Estate owned or leased by the Credit Parties and their Subsidiaries is described in Schedule 5.22 annexed hereto. Except as set forth on Schedule 5.22, all of the Real Estate described in said Schedule constitutes the Mortgaged Properties.

5.23 Disclosure.

          No representation or warranty of any Credit Party contained in any Loan Document or in any other document, certificate or written statement fur-nished to Lenders by or on behalf of such Credit Party for use in connection with the transactions contemplated by this Amended Loan Agreement contains any untrue statement of a material fact or omits to state a material fact (known to such Credit Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known (or which should upon the reasonable exercise of diligence be known) to any Credit Party (other than matters of a general economic nature) that has had, or could reasonably be expected to result in, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.24 Financial Condition of Certain Subsidiaries.

          On the Effective Date each of the following entities has no assets and on the date of the dissolution thereof pursuant to subsection 6.12, each of the following entities shall have no assets: Calton Homes of Tampa, Inc.; Calcap 42, Inc.; Calton Lindenwood Corporation; Calton Manzanita Corporation; Calton California Equity Corporation; Calton Tamarack Corporation; Calcap XXXIII, Inc.; Calcap Commercial Management Inc.; Calton General Inc.; Talpro 31, L.P.; Talpro 32, L.P.; Calcap XXXII, Inc.; Talpro 33, L.P.; Calcap X,
Inc.; and Calcap XXI, Inc.

5.25 Survival of Rights Created under Existing Loan Agreement.

          Notwithstanding the modification or deletion of certain representations and warranties of Borrowers contained in the Existing Loan Agreement (including, without limitation, the deletion of representations and warranties as to the future consequences of certain events which occurred prior to the date of this Amended Loan Agreement), but subject to the waiver of certain Events of Default provided in subsection 11.23 hereof, each Borrower acknowledges and agrees that any choses in action or other rights created in favor of any Lender and their respective successors and assigns arising out of the representations and warranties of Borrowers contained in or delivered (including representations and warranties delivered in connection with the making of loans thereunder) in connection with the Existing Loan Agreement, shall survive the execution and delivery of this Amended Loan Agreement. Each Borrower and Lenders acknowledge that certain representations and warranties made by Borrowers under the Existing Loan Agreement (including representations and warranties as to the future consequences of certain events which occurred prior to the date of this Amended Loan Agreement) were made subject to changes in the facts and conditions on which such representations and warranties were based, which such changes were permitted or required under the Existing Loan Agreement or this Amended Loan Agreement and any such representations and warranties incorporated herein are so incorporated subject to such changes permitted or required under the Existing Loan Agreement or this Amended Loan Agreement.


Section 6.     CREDIT PARTIES' AFFIRMATIVE COVENANTS

          Each Credit Party covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the repayment in full of all amounts due under, or the cancellation or expiration of all Letters of Credit and all other amounts owing hereunder, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6 applicable to it.

6.1  Financial Statements and Other Reports.

          Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Lenders (or, in the case of subsection 6.1(i), to Agent, Collateral Agent and, upon request, Lenders):

          (i)  Inventory Reports:

          (a) on a monthly basis, with reports due by the 5th day of each month commencing with the first such date after the Effective Date, a report in form and substance reasonably satisfactory to Agent, certified by the chief financial officer of Company (each a "Monthly Inventory Activity Report"), listing (1) all sales of Real Estate by Company or any of its Subsidiaries during the previous month, providing reasonable detail on a per unit (lot) basis regarding the date on which the closing of the sale of the unit (lot) occurred, the gross sales price of the unit (lot), the amount of settlement costs paid by the seller, the amount of Net Closing Proceeds received by the seller, the account number of the Concentration Account into which the Net Closing Proceeds were deposited (together with reasonable detail regarding sales of Inventory Properties to which such deposit relates), the date of such deposit, and (2) all acquisitions of Real Estate or interests in Real Estate (including information on the acquisition of options on Real Estate and the exercise of options on Real Estate), during the previous month, providing reasonable detail on a per unit (lot) basis regarding the date the closing of the acquisition of the unit (lot) occurred, the purchase price paid, and the date and place (including book and page) of recording of real estate security instruments granting Liens to the Collateral Agent; provided that if Collateral Agent determines in its sole discretion that the Monthly Inventory Activity Report does not provide the Collateral Agent information on a timely enough basis to accurately determine the status of lots that have been released or other inventory information, on the written request of Collateral Agent, such reports shall thereafter be delivered on a weekly basis with such reports due by the first Business Day of each week (such reports, if delivered on a weekly basis shall be referred to hereunder as "Weekly Inventory Activity Reports");

          (b) on a bi-weekly basis, with reports due by the 1st and 15th day of each month commencing with the first such date after the Effective Date, a schedule signed by an officer of the Company or its legal counsel (each a "Bi-Weekly Inventory Release Report"), identifying all Partial Releases required for scheduled closings for the two week period beginning on the date the next Bi-Weekly Inventory Release Report is due;

          (c) on a monthly basis, with the reports due by the 15th day of each month commencing with the first such date after the Effective Date, (1) a certificate in form and substance reasonably satisfactory to Agent and signed by the chief financial officer of Company (each a "Monthly Inventory Certification Report") verifying the accuracy of the most recent inventory report prepared by the Collateral Agent and submitted to Company with respect to the Real Estate of Company and its Subsidiaries (together, if necessary, with a schedule containing such additions or deletions to the inventory report as the party certifying its accuracy shall deem necessary for an accurate description of such Real Estate), and (2) a forecast of sales and acquisition activity for the next month in form and substance satisfactory to the Agent and certified by the chief financial officer of Company (each a "Sales/Acquisition Forecast") listing (A) all planned real property closings (on a lot/unit basis) for the next month with reasonable detail regarding the projected closing dates, sales prices, settlement costs to be paid by the seller and net sales proceeds to be received by the seller and (B) all planned real property acquisitions for the next month (with lot/unit data if applicable) and reasonable detail regarding the projected closing dates and acquisition costs; and

          (ii) Borrowing Base Certificate; Sales and Closing Report: as soon as available and in any event within 30 days after the end of each month ending after the Effective Date (a) a borrowing base certificate in form and substance satisfactory to Agent and certified by the chief financial officer of Company (each a "Borrowing Base Certificate") listing in summary fashion (on a division basis) the Eligible Inventory Cost and Net Realizable Value of each Eligible Property and demonstrating in reasonable detail compliance with the Borrowing Base restrictions contained in subsection 2.4D with an attached schedule listing in reasonable detail borrowing base information for each Real Estate Project of Company and its Subsidiaries, including the project name, project location, project type, status, lot information (including total lots, lots closed, Spec Units and total lots remaining) and inventory value information (including Eligible Inventory Cost, Net Realizable Value, inventory reserves and 80% availability figures), all as of the end of the previous month, and (b) a summary report in form and substance satisfactory to Agent and signed by the chief financial officer of Company (each a "Sales and Closing Report") listing all sales and deliveries of Real Estate by Company and its Subsidiaries on a weekly basis for the three month period ending as of the end of the previous month; and

          (iii)Monthly Financials: as soon as available and in any event within 30 days after the end of the first two months of each fiscal quarter of each Fiscal Year after the Effective Date and within 45 days after the end of each month ending a fiscal quarter after the Effective Date, (a) the consolidated and, upon request by any Lender, consolidating balance sheets of Company and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xv), to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condi-tion of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) at the request of Agent, a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such month and for the period from the beginning of the then current Fiscal Year to the end of such month; and

          (iv) Quarterly Financials: as soon as available and in any event within 45 days after the end of each fiscal quarter of each Fiscal Year,
     (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xv), all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) at the request of Agent, a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter;

          (v) Year-End Financials: within 10 days after the Effective Date (in the case of the Fiscal Year ended November 30, 1996) and as soon as available and in any event within 90 days after the end of each Fiscal Year thereafter, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xv), all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of Coopers & Lybrand or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided, however, that Company shall deliver preliminary drafts of the financial statements referred to in clause (a) above within 45 days after the end of such Fiscal Year;

          (vi) Officers' and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (iii), (iv) and (v) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Amended Loan Agreement and have made, or caused to be made under their super-vision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7;

          (vii)Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.6, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions, (iii), (iv), (v) or (xv) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (iii), (iv), (v) or (xv) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and
     (b) together with each delivery of financial statements pursuant to subdivision (iii), (iv), (v) or (xv) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

          (viii)Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (v) above, a written statement by the independent certified public accountants giving the report thereon stating whether, in connection with their audit examination, anything has come to their attention that caused them to believe that the Company has failed to comply with any term or provisions hereof and if any such failure to comply has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination;

          (ix) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (x) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

          (xi) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender, Agent or Collateral Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (xii)Litigation: (a) promptly upon any officer of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

               (1) if adversely determined, is reasonably likely to cause a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each fiscal quarter of Company, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $500,000, and promptly after request by Agent such other information as may be reasonably requested by Agent to enable Agent and its counsel to evaluate any of such Proceedings;


          (xiii)ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the applicable Credit Party or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xiv)ERISA Notices: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by any Credit Party or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

          (xv) Financial Plans: as soon as practicable and in any event no later than 30 days prior to the beginning of each Fiscal Year, a consolidated and consolidating plan and financial forecast for the next 2 succeeding Fiscal Years, including, without limitation, (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for each quarter of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as any Lender may reasonably request;

          (xvi)Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

          (xvii)Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, which relate to an Environmental Claim which could result in a Material Adverse Effect, or with respect to environmental matters at any Facility;

          (xviii)Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company or any of its Subsidiaries; and

          (xix)Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2  Corporate Existence, etc.

          Each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however, that
(i) no Credit Party shall be required to preserve the corporate existence, rights or franchises of any of its Subsidiaries which are not Credit Parties where the preservation thereof is no longer desirable in the context of the business of Company and its Subsidiaries taken as a whole and where such modification or elimination would not have a Material Adverse Effect and (ii) the Credit Parties identified in subsection 5.24 may be dissolved.

6.3  Payment of Taxes and Claims; Tax Consolidation.

     A. Each Credit Party will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4  Maintenance of Properties; Insurance.

     A. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of such Credit Party and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

     B. Each Credit Party will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and businesses and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Without limiting the generality of the foregoing, each of the Credit Parties will maintain the following policies of insurance with respect to their properties and businesses and the properties and businesses of their Subsidiaries, in form and substance reasonably satisfactory to Collateral
Agent:

          (i) with respect to any improvements on the Real Estate as to which construction has commenced but has not been completed and any personal property used or to be used in connection with such improvements, builder's "all risk" insurance ("completed value" form), including "course of construction" coverage;

          (ii) with respect to any improvements on the Real Estate as to which construction has been completed and any personal property used or to be used in connection with such improvements, property "all risk" insurance;

          (iii)commercial general liability insurance in favor of Company and its Subsidiaries (and naming Collateral Agent as an additional insured) in an aggregate amount not less than $11,000,000 (or such greater amount as may be specified by Collateral Agent from time to time) combined single limit; and

          (iv) such other insurance as may be required by applicable statutes, ordinances, orders, rules, regulations, decrees or the like (including worker's compensation and employer's liability insurance) or as Collateral Agent may reasonably require from time to time (including comprehensive form boiler and machinery insurance, if applicable).

          In addition, each Credit Party shall, and shall cause each of its Subsidiaries to, cause each contractor and subcontractor engaged to perform work in connection with the Real Estate to maintain a policy of commercial general liability insurance and, upon request by Collateral Agent, shall cause architects and engineers engaged to perform work in connection with the Real Estate to maintain policies of professional liability insurance, in each case for such periods and in such amounts as Collateral Agent may reasonably require from time to time.

          Each policy of property insurance required by this subsection 6.4 shall be in an amount not less than the full replacement cost of the property covered by such policy, shall contain a "full replacement cost" endorsement and an agreed value clause, shall insure against flood loss risk if the Real Estate (or any part thereof) is located in a Flood Hazard Area, and shall contain a mortgage clause insuring Collateral Agent pursuant to Form BFU 438 or other form approved by Collateral Agent. Each policy of commercial general liability insurance required by this subsection 6.4 shall cover personal injury, property damage, owner/contractor protective, blanket contractual liability and (where applicable) completed operations, with x, c and u exclusions deleted, shall name Collateral Agent as an additional insured, and such insurance shall be primary and non-contributing with any other insurance available to Collateral Agent. All insurance policies shall be in form and substance and issued by insurers reasonably satisfactory to Collateral Agent, and shall contain such deductibles and such endorsements as Collateral Agent may reasonably require. Upon request by Collateral Agent from time to time, Company shall deliver or cause the delivery to Collateral Agent of originals or copies of all such insurance policies and certificates evidencing such policies. Each such policy of insurance shall provide for at least 30 days prior written notice to Agent and Collateral Agent of any modification or cancellation of such policy. On or before the end of the first fiscal quarter of each Fiscal Year, Company shall submit to Agent (i) an Officer's Certificate setting forth in detail the type and amount of insurance maintained pursuant to this subsection 6.4 and (ii) a certificate from an independent insurance brokerage confirming that such insurance satisfies the requirements of this subsection 6.4.

6.5  Inspection; Lender Meeting.

          Each Credit Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of such Credit Party or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that such Credit Party may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, each Credit Party will, upon the request of Agent, Requisite Lenders, Requisite Tranche A Lenders, or Requisite Tranche B Lenders, participate in a meeting of Agent and Lenders, Agent and Tranche A Lenders or Agent and Tranche B Lenders, as requested, to be held at Company's corporate offices (or such other location as may be agreed to by such Credit Party and Agent) at such time as may be agreed to by such Credit Party and Agent.

6.6  Compliance with Laws, etc.

          Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which is reasonably likely to cause a Material Adverse Effect and with the requirements of all Governmental Authorizations affecting any Facility or Real Estate Project noncompliance with which is reasonably likely to cause a Material Adverse Effect.

6.7  Environmental Disclosure and Inspection.

     A. Each Credit Party shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and
(ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

     B. Each Credit Party agrees that Agent may, from time to time and in its sole and absolute discretion, retain, at Borrowers' expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Company or any of its Subsidiaries and to conduct its own investigation of any Facility currently or proposed to be owned, leased, operated or used by Company or any of its Subsidiaries, and each Credit Party agrees to use its best efforts to obtain permission for Agent's professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by Company or any of its Subsidiaries. Each Credit Party hereby grants to Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Each Credit Party and Agent hereby acknowledge and agree that any report resulting from any investigation conducted at the request of Agent pursuant to this subsection 6.7B will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests and Liens, created by the Loan Documents and to maintain the security for the Loans free from liability for Environmental Claims. Agent agrees to deliver a copy of any such report to Company with the understanding that each Borrower acknowledges and agrees that
(i) Borrowers will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to the use of or reliance on such report by Company, (ii) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, neither Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

     C. Each Credit Party shall promptly advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported by it to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by such Credit Party or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect, (iv) such Credit Party's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether such Credit Party or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

     D. Each Credit Party shall promptly notify Lenders of (i) any proposed acquisition of stock, assets, or property by such Credit Party or any of its Subsidiaries that could reasonably be expected to expose such Credit Party or any of its Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by such Credit Party or any of its Subsidiaries and (ii) any proposed action to be taken by such Credit Party or any of its Subsidiaries to commence manufacturing, industrial or other operations that could reasonably be expected to subject such Credit Party or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

     E. Each Credit Party shall, at its own expense, provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8  Credit Parties' Remedial Action Regarding Hazardous Materials.

          Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event a Credit Party or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, such Credit Party or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, such Credit Party's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by such Credit Party or such Subsidiary.

6.9  Environmental Indemnity.

          Borrowers shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless each Indemnitee from and against any action, suit, proceeding, claim or loss suffered or incurred by that Indemnitee under or on account of any Environmental Claims; provided that Borrowers shall have no obligation to pay, perform, discharge, defend, indemnify or hold harmless any Indemnitee hereunder to the extent that the claim or loss suffered or incurred by such Indemnitee arose solely from the gross negligence or willful misconduct of such Indemnitee, all as evidenced by a final judgment of a court of competent jurisdiction.

6.10 Security for Obligations.

          Each Credit Party shall, and shall cause each of its Subsidiaries, to comply with each of the agreements and undertakings set forth in Section 3 hereof applicable to it.

6.11 [omitted]

6.12 Dissolution of Certain Subsidiaries.

          As soon as reasonably practicable, Company shall cause the corporate or partnership dissolution and liquidation of each of the entities identified in subsection 5.24, and shall deliver to Agent copies of certificates of dissolution for each such entity filed with the secretary of state of the state of incorporation or organization for each such entity. Company shall cause each such entity to have no assets on and after the Effective Date. After the dissolution thereof, each such entity shall cease to be a Guarantor or a Credit Party.

6.13 Other Land and Sale Options

          Borrowers shall use their best efforts to complete the Land and Land Option sales identified in "strategy one" as set forth in that certain business analysis and corporate restructuring strategy - Phase 1 Report, dated January, 1997, in the form delivered to the Lenders before the date hereof.

6.14 Post-Closing Matters.

       A. Perfection of Security Interests. Not more than 30 days after the Effective Date Each Credit Party shall have taken or caused to be taken (and Collateral Agent shall have received satisfactory evidence thereof) such actions in such a manner so that, as of such date, Collateral Agent has, on behalf of the Lenders, valid and perfected first priority Liens in the entire Collateral (except to the extent any such security interest cannot be granted under applicable laws), subject only to valid, perfected and enforceable Permitted Encumbrances. Such actions shall include, without limitation, the following:

          (i) The receipt by the Collateral Agent of (a) evidence satisfactory to it that amendments ("Mortgage Amendments") to each Existing Mortgage have been executed and acknowledged and will be recorded in all jurisdictions as may be necessary or, in the opinion of Collateral Agent, desirable to effectively create or maintain in effect valid and perfected Liens created by the Existing Mortgages securing the Obligations, as such Obligations have been amended or modified by this Amended Loan Agreement; and (b) favorable written opinions of counsel in the states of New Jersey, Florida, and Pennsylvania (who shall be reasonably satisfactory to Collateral Agent) regarding the execution, delivery, enforceability and effect of the Mortgage Amendments, and as to such other matters as Collateral Agent may reasonably request, in form and substance satisfactory to Collateral Agent; and (c) title reports obtained by Company in respect of each Mortgaged Property.

             (ii) The receipt by the Collateral Agent of evidence that fully executed and acknowledged Mortgages covering the real property (including fixtures) designated on Schedule 5.22 annexed hereto have been recorded in all places to the extent necessary or desirable, in the judgment of Collateral Agent, so as to effectively create a valid and enforceable first priority perfected Lien on the Mortgaged Properties in favor of Collateral Agent (or in favor of a mortgagee acting on behalf of Collateral Agent or a trustee for the benefit of the Collateral Agent as may be required or desired under local law) for the benefit of Lenders subject only to any valid, perfected and enforceable Permitted Encumbrances.

             (iii) The receipt by the Collateral Agent of evidence satisfactory to it that all other filings, recordings and other actions Collateral Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens subject only to valid, perfected and enforceable Permitted Encumbrances granted to Collateral Agent in the Collateral (including, without limitation, Collateral subject to the Lien of any Collateral Document executed and delivered pursuant to the Existing Loan Agreement) shall have been made.

         B. Payment of Fees and Expenses. Not more than 30 days after the Effective Date, Borrowers shall have paid all of the actual costs and expenses, including reasonable attorneys' fees (including outside counsel's fees, printing, reproduction, document delivery and communication costs, and all allocated costs of Lenders' in-house counsel), incurred by Lenders in connection with the actions required by subsection 6.14A.

         C. Other Post Closing Matters. Not later than the 30th day after the Effective Date, Borrowers shall have complied with each of the covenants set forth on Schedule 6.14 hereto.


Section 7.     CREDIT PARTIES' NEGATIVE COVENANTS

          Each Credit Party hereby covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the repayment in full of all amounts due under, or the cancellation or expiration of all Letters of Credit and all other amounts owing hereunder, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7 applicable to it.

7.1  Indebtedness.

          Each Credit Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Borrowers may become and remain liable with respect to the Obligations;

          (ii) the Credit Parties may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corre-sponding to the Contingent Obligations so extinguished;

          (iii)the Credit Parties may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such Capital Leases are permitted under the terms of subsection 7.9;

          (iv) any Guarantor may become and remain liable with respect to Indebtedness to either Borrower to the extent permitted by subsection 7.3; provided that (a) all such intercompany Indebtedness shall be evidenced by Intercompany Notes, which shall be pledged to the Collateral Agent to secure the obligations pursuant to the Security Documents, (b) the obligations of each obligor for all such intercompany Indebtedness shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Guarantor to either Borrower;

          (v) the Credit Parties may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto;

          (vi) the Credit Parties may become and remain liable with respect to Purchase Money Mortgage Obligations; provided that (A) in each case such Purchase Money Mortgage Obligation has been expressly approved in writing by all Lenders and (B) the aggregate amount of such Purchase Money Mortgage Obligations does not at any time exceed $5,000,000; and

          (vii)the Credit Parties may become and remain liable with respect to other Indebtedness, not described in clauses (i) through (vi) above, in an aggregate principal amount not to exceed $250,000 at any time.

7.2  Liens and Related Matters.

     A. Prohibition on Liens. Each Credit Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or record or permit the recording of any mortgage or file or permit the filing of any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the recording laws or the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)  Permitted Encumbrances;

          (ii) Purchase Money Mortgage Liens securing Purchase Money Mortgage Obligations; provided that the Purchase Money Mortgage Obligations to which such Liens relate are permitted by the terms of Section 7.1 and the purchase of the asset subject to such Lien is permitted under the terms of subsection 7.7;

          (iii)Liens described in Schedule 5.8 annexed hereto;

          (iv) Liens securing purchase money obligations to vendors of appliances incurred in the ordinary course of business, provided that the amount of obligations secured by such Liens shall not exceed $250,000 in the aggregate at any time and such Liens shall cover only appliances sold by such vendors;

          (v) Liens on cash deposited with bonding companies securing Contingent Obligations with respect to performance and surety bonds permitted by subsection 7.4(vii), provided, that the aggregate amount of cash deposited with bonding companies subject to such Liens shall not at any time exceed $4,000,000; and

          (vi) Liens granted in favor of Collateral Agent for the benefit of Lenders pursuant to the Security Documents.

     B. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, each Credit Party shall not, and shall not permit any of its Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     C. No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Except as provided herein, each Credit Party shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.3  Investments; Joint Ventures.

          Each Credit Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) the Credit Parties may make and own Investments in Cash Equivalents in an aggregate amount not to exceed $6,500,000 at any time;

          (ii) the Borrowers may make Intercompany Loans to Guarantors to the extent permitted under subsection 7.1(iv), provided that (x) the aggregate amount of Intercompany Loans made to Restricted Credit Parties shall not at any time exceed $500,000, unless consented to in writing by the Lenders and (y) no Intercompany Loans may be made to any Restricted Talpro Entity until such entity shall have entered into Security Documents and/or amendments to Security Documents in form and substance reasonably satisfactory to Agent and Requisite Lenders, creating a validly perfected and enforceable security interest in all assets of such Restricted Talpro Entity subject only to Permitted Encumbrances and other Liens permitted by the terms of this Amended Loan Agreement;

          (iii)the Credit Parties may make or incur Consolidated Capital Expenditures, Consolidated Land Acquisition Costs and Consolidated Land Development Costs permitted by subsection 7.8, provided that this clause
     (iii) shall not permit an Investment by a Credit Party in any Person that is not otherwise permitted by the terms of this Section 7.3;

          (iv) the Credit Parties may continue to own the Investments owned by them and described in Schedule 7.3(iv) annexed hereto;

          (v)  [intentionally omitted];

          (vi) the Credit Parties may make and own other Investments in any of their wholly-owned Subsidiaries in an aggregate amount not at any time to exceed $50,000, provided that prior to making any such Investment the Subsidiary receiving such Investment shall have been added as a Guarantor hereunder and shall have granted to the Collateral Agent (for the benefit of the Lenders) a valid and enforceable first priority Lien in all of its assets, real, personal and mixed, in accordance with the terms of subsection 3.2E.

7.4  Contingent Obligations.

          Each Credit Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) the Credit Parties may become and remain liable with respect to Contingent Obligations pursuant to the Loan Documents;

          (ii) the Credit Parties may become and remain liable with respect to Contingent Obligations resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

          (iii)[omitted]

          (iv) the Credit Parties may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

          (v) the Credit Parties may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $500,000;

          (vi) the Credit Parties may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness permitted by subsection 7.1 (other than subsection 7.1(ii));

          (vii)the Credit Parties may become liable with respect to Contingent Obligations in respect of performance and surety bonds incurred in the ordinary course of business and customary indemnification obligations to bonding companies incurred in connection with the issuance of such bonds; provided that the aggregate amount of such Contingent Obligations does not, at any time before November 30, 1997 exceed $30,000,000 and does not at any time on or after that date exceed $20,000,000; and

          (viii)Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed hereto.

7.5  Restricted Junior Payments.

          Each Credit Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment.

7.6  Financial Covenants.

     A. Minimum Consolidated Adjusted EBITDA. The Credit Parties shall not permit Consolidated Adjusted EBITDA for the four quarter periods ending on the dates set forth below to be less than the correlative amount indicated:

                              Minimum Consolidated
     Date                        Adjusted EBITDA

     February 28, 1997             $ 7,000,000
     May 31, 1997                  $ 6,500,000
     August 31, 1997               $ 7,500,000
     November 30, 1997             $ 7,250,000
     February 28, 1998             $ 8,500,000
     May 31, 1998                  $ 9,500,000
     August 31, 1998               $ 9,500,000


     B. Minimum Consolidated Adjusted Tangible Net Worth. The Credit Parties shall not permit Consolidated Adjusted Tangible Net Worth as of each of the dates set forth below to be less than the correlative amount indicated:

                              Minimum Consolidated
     Date                     Adjusted Tangible Net Worth

     February 28, 1997             $24,800,000
     May 31, 1997                  $22,500,000
     August 31, 1997               $25,000,000
     November 30, 1997             $27,000,000
     February 28, 1998             $28,000,000
     May 31, 1998                  $28,000,000
     August 31, 1998               $29,000,000

     C. Minimum Consolidated Interest Expense Coverage Ratio. The Credit Parties shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Cash Interest Expense for the four fiscal quarter periods ending on the dates set forth below to be less than the correlative amount indicated:

     Date                Minimum Interest Coverage

     February 28, 1997             1.35:1.0
     May 31, 1997                  1.20:1.0
     August 31, 1997               1.35:1.0
     November 30, 1997             1.11:1.0
     February 28, 1998             1.40:1.0
     May 31, 1998                  1.87:1.0
     August 31, 1998               2.45:1.0


7.7      Restriction on Fundamental Changes; Asset Sales.

             Each Credit Party shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liqui-dation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire (other than in the ordinary course of business) by purchase or otherwise all or any portion of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

             (i) any Guarantor may be merged or consolidated with or into Company or any other Guarantor (which is not a Restricted Credit Party), or be liquidated, wound up or dissolved, or all or any substantial part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any other Guarantor (which is not a Restricted Credit Party); provided that, in the case of such a merger or consolidation, Company or such other Guarantor (which is not a Restricted Credit Party) shall be the continuing or surviving corporation;

             (ii) the Credit Parties may make or incur Consolidated Capital Expenditures, Consolidated Land Acquisition Costs, and Consolidated Land Development Costs permitted under subsection 7.8;

             (iii)subject to subsection 7.12, the Credit Parties may sell or otherwise dispose of assets in the ordinary course of business in transactions which do not constitute Asset Sales; provided, in each case, that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

             (iv) the Credit Parties may make Asset Sales of assets; provided that the lesser of Book Value and fair market value of each such Asset Sale (or group of assets sold over time that constitute a unified transaction) does not exceed $500,000; and provided further that
         (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (y) the sole consideration received shall be cash; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4C(ii);

             (v) the Credit Parties may make Asset Sales of assets of the Florida Division; provided that (x) the consideration received for such assets shall be in an amount at least equal to the greater of (1) the fair market value thereof and (2) 80% of the Eligible Inventory Cost of such assets, as reflected on the most recent Borrowing Base Certificate; (y) the sole consideration received shall be cash; and
         (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4C(v); and

             (vi) any wholly-owned Subsidiary of any Credit Party which is not a Credit Party may enter into a transaction of merger or consolidation with, or transfer all or any part of its assets to, a Credit Party or another wholly-owned Subsidiary of a Credit Party; provided that, in the case of a merger with a Credit Party, the Credit Party shall be the surviving corporation and after giving effect to such merger no Event of Default or Potential Event of Default would exist hereunder.

7.8      Certain Expenditure Limits.

         A. The Credit Parties shall not, and shall not permit any of their Subsidiaries to, make or incur Consolidated Capital Expenditures, in any fiscal quarter of the Company, in an amount in excess of $400,000 for period from December 1, 1996 to November 30, 1997 or in excess of $100,000 for each fiscal quarter ending after November 30, 1997.

         B. The Credit Parties shall not, and shall not permit any of their Subsidiaries to make or incur any Land Acquisition Costs or Land Development Costs with respect to any Real Estate Project unless the Credit Party which owns such Real Estate shall have complied with the terms of Section 3.2(D);

         C. The Credit Parties shall not, and shall not permit any of their Subsidiaries to make or incur Consolidated Land Acquisition Costs, in any period set forth below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Land Acquisition Costs") set forth below for such period.

                                      Maximum Consolidated
             Period                   Land Acquisition Costs

         December 1, 1996 to
             November 30, 1997             $22,000,000
         December 1, 1997 to
             February 28, 1998               3,500,000
         March 1, 1998 to May 31, 1998         500,000
         June 1, 1998 to August 31, 1998     2,700,000

         D. The Credit Parties shall not, and shall not permit any of their Subsidiaries to, make or incur Consolidated Land Development Costs, in any period set forth below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Land Development Costs") set forth below for such period:

                                      Maximum Consolidated
             Period                   Land Development Costs

         December 1, 1996 to
             November 30, 1997             $17,000,000
         December 1, 1997 to
             February 28, 1998               2,700,000
         March 1, 1998 to May 31, 1998       2,200,000
         June 1, 1998 to August 31, 1998     1,800,000

         E. The Credit Parties shall not, and shall not permit any of their Subsidiaries to make or incur any expenditures in an aggregate amount in excess of $2,000,000 with respect to any Real Estate Project if all Government Authorizations required for development of such Real Estate Project have not been obtained.

         F. The Credit Parties shall not, and shall not permit any of their Subsidiaries to make or incur Land Acquisition Costs or any other expenditures for the acquisition of land (including amounts funded through Purchase Money Mortgage Obligations) in an aggregate amount in excess of $4,000,000 with respect to any Real Estate Project other than the Renaissance Real Estate Project.

         G. The Credit Parties shall not, and shall not permit any of their Subsidiaries to make or incur Land Acquisition Costs or any other expenditures for the acquisition of land (including amounts funded through Purchase Money Mortgage Obligations) with respect to the Renaissance Real Estate Project in an aggregate amount in excess of $7,000,000 for period from December 1, 1996 to November 30, 1997 or in excess of $6,000,000 for the period from December 1, 1997 to August 31, 1998.

7.9      Restriction on Leases.

             Each Credit Party shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between Credit Parties which are not Restricted Credit Parties) unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current Fiscal Year or any future period of 12 consecutive calendar months shall not exceed $2,000,000.

7.10     Sales and Lease-Backs.

             Each Credit Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than a Credit Party which is not a Restricted Credit Party) or
(ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than a Credit Party which is not a Restricted Credit Party) in connection with such lease, except for the sale and lease-back of model homes in the ordinary course of business to the extent permitted by subsection 7.9.

7.11     Transactions with Shareholders and Affiliates.

             Each Credit Party shall not, and shall not permit any of its Sub-sidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between any Credit Parties (other than between Credit Parties and Restricted Credit Parties) or
(ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries.

7.12     Disposal of Subsidiary Stock.

             Except as required by the Loan Documents, no Credit Party shall:

             (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

             (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to a Credit Party (other than a Restricted Credit Party), or to qualify directors, if required by applicable law.

7.13     Conduct of Business.

             Except as set forth on Schedule 7.13, from and after the Effective Date, each Credit Party shall not, and shall not permit any of its Subsidiaries to, (a) engage in any business other than (i) the businesses engaged in by the Credit Parties and their Subsidiaries on the Effective Date and similar or related businesses, and (ii) such other lines of business as may be consented to by Requisite Lenders or (b) engage in any business in any jurisdiction other than (i) New Jersey, (ii) Pennsylvania, (iii) California, (iv) Florida, (v) Illinois and (vi) such other jurisdictions as may be consented to by Requisite Lenders.

7.14     [intentionally omitted].


7.15     Fiscal Year.

             The Credit Parties shall not change their Fiscal Year-end from November 30.

7.16     Restrictions On Purchase of Environmentally Contaminated Property.

             Each Credit Party shall not, and shall not permit any of its Subsidiaries to, purchase, lease or otherwise acquire any Facility with respect to which an environmental audit or other report (as referred to in subsection 3.2D(i)(b)(iv)) by an independent consultant satisfactory to Agent regarding investigation of such Facility for Hazardous Materials and compliance with Environmental Laws shows the presence of Hazardous Materials in such quantities or concentrations as may materially reduce the value of such property or materially impair the ability of such Credit Party or its Subsidiary to develop, operate or dispose of such property free from any Environmental Claim or may otherwise subject such Credit Party or its Subsidiary to an Environmental Claim.


Section 8.   EVENTS OF DEFAULT

             If any of the following conditions or events ("Events of Default") shall occur:

8.1      Failure to Make Payments When Due.

             Failure to pay any installment of principal of or interest on any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; failure to pay any amount payable in reimbursement of an Issuing Lender in respect of a Letter of Credit when due or failure to pay any fee or any other amount due under this Amended Loan Agreement or any other Loan Document within five days after the date due; or

8.2      Default in Other Agreements.

             (i) Failure of any Credit Party or any of its respective Subsidiaries to pay when due (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 8.1) in an individual principal amount of $500,000 or more or any items of Indebtedness with an aggregate principal amount of $500,000 or more or (b) any Contingent Obligation in an individual principal amount of $500,000 or more or any Contingent Obligations with an aggregate principal amount of $500,000 or more, in each case beyond the end of any grace period provided therefor; or
(ii) breach or default by any Credit Party or any of its respective Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $500,000 or more or any items of Indebtedness with an aggregate principal amount of $500,000 or more or any Contingent Obligation in an individual principal amount of $500,000 or more or any Contingent Obligations with an aggregate principal amount of $500,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3      Breach of Certain Covenants.

             Failure of any Credit Party to perform or comply with any term or condition contained in subsection 2.4, 2.5, 6.2, 6.4, 6.9 or Section 7 of this Amended Loan Agreement; or

8.4      Breach of Warranty.

             Any material representation, warranty, certification or other statement made by any Credit Party or any of its respective Subsidiaries in any Loan Document or in any statement or certificate at any time given by any Credit Party or any of its respective Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5      Other Defaults Under Loan Documents.

             Any Credit Party shall default in the performance of or compliance with any material term contained in this Amended Loan Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 10 days after the earlier of (i) an officer of the applicable Credit Party becoming aware of such default or (ii) receipt by the applicable Credit Party of notice from Agent or any Lender of such default; provided that any such default which is not capable of being cured by a Credit Party within 10 days shall not constitute an Event of Default under this subsection 8.5 if, within 10 days of the earlier of the events described in clauses (i) and (ii) above, the applicable Credit Party shall have commenced appropriate efforts to cure such default and thereafter diligently pursued such efforts and such Default shall have been remedied or waived within 30 days of the earlier of the events described in clauses (i) and (ii) above; or

8.6      Involuntary Bankruptcy; Appointment of Receiver, etc.

             (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party or any of their respective Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party or any of their respective Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party or any of their respective Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party or any of their respective Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party or any of their respective Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; provided, however, that any such actions described in this subsection 8.6 relating solely to any Subsidiaries of Company which are not Credit Parties shall not constitute an Event of Default under this subsection 8.6 unless such actions (either individually or in the aggregate) would have a Material Adverse Effect; or

8.7      Voluntary Bankruptcy; Appointment of Receiver, etc.

             (i) Any Credit Party or any of their respective Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party or any of their respective Subsidiaries shall make any assignment for the benefit of creditors; or (ii) any Credit Party or any of their respective Sub-sidiaries shall be unable or shall fail, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Credit Party or any of their respective Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); provided, however, that any such actions described in this subsection 8.7 relating solely to any Subsidiaries of Company which are not Credit Parties shall not constitute an Event of Default under this subsection 8.7 unless such actions (either individually or in the aggregate) would have a Material Adverse Effect; or

8.8      Judgments and Attachments.

             Any money judgment, writ or warrant of attachment or similar process involving in an individual case or in the aggregate at any time an amount in excess of $500,000 (not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Credit Party or any of their respective Subsid-iaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); provided, however, that any such money judgment, writ or warrant of attachment or similar process relating to the matters described on Schedule 5.9 hereto under item K and not involving liability against any Credit Party other than Calton Capital, Inc. (and for which adequate reserves have been established) shall not constitute an Event of Default under this subsection 8.8; or

8.9      Dissolution.

             Any order, judgment or decree shall be entered against any Credit Party or any of their respective Subsidiaries decreeing the dissolution or split up of such Credit Party or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; provided, however, that any such order, judgment or decree entered against any Subsidiary of Company which is not a Credit Party shall not constitute an Event of Default under this subsection 8.9 unless such decree, order or judgment individually or together with any other such decrees, orders or judgments against Subsidiaries of Company would have a Material Adverse Effect; or

8.10     Employee Benefit Plans.

             There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Credit Party or any of their respective ERISA Affiliates in excess of $250,000 during the term of this Amended Loan Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $250,000; or

8.11     Material Adverse Effect.

             Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

8.12     Change in Control.

             Any Change of Control shall occur; or

8.13     Invalidity of Guaranty Agreement.

             The Guaranty Agreement for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Credit Party denies that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or

8.14     Failure of Security.

             Any Security Document shall, at any time, cease to be in full force and effect (other than by reason of a release of collateral in accordance with the terms hereof and thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Credit Party, or the Collateral Agent shall not have or cease to have a valid and perfected first priority Lien on the Collateral (subject only to validly perfected and enforceable Permitted Encumbrances of record immediately prior to the Effective Date or otherwise permitted under the terms of this Amended Loan Agreement);

THEN (i) upon the occurrence of any Event of Default described in the foregoing subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have been presented or be entitled to present, the drafts and other documents required to draw under the Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and the obligation of each Lender to make any Loan or to issue any Letter of Credit shall thereupon terminate, provided that the foregoing shall not affect in any way the obligations of Tranche A Lenders and Tranche B Lenders under subsection 2.8D, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall (a) upon the written request of Requisite Tranche A Lenders, by written notice to Company, declare all or any portion of the Tranche A Loans and the amounts described in clauses (i)(b) and (i)(c) above (other than the Tranche B Loans unless Tranche B Lenders have accelerated Tranche B Loans) to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Tranche A Lender to make any Tranche A Loan and the obligation of the Issuing Lender to issue any Letter of Credit shall thereupon terminate provided, that the foregoing shall not affect in any way the obligations of Tranche A Lenders and Tranche B Lenders under subsection 2.8D and (b) upon written request of Requisite Tranche B Lenders, by written notice to Company, declare all or any portion of the Tranche B Loans and the amounts described in clauses (i)(b) and (i)(c) above (other than the Tranche A Loans unless Tranche A Lenders have accelerated Tranche A Loans) to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Tranche B Lender to make any Tranche B Loan and the obligation of the Issuing Lender to issue any Letter of Credit shall thereupon terminate, provided that the foregoing shall not affect in any way the obligations of Tranche A Lenders and Tranche B Lenders under subsections 2.8D. So long as any Letter of Credit shall remain outstanding, any amounts described in clause
(i)(b) above with respect to Letters of Credit, when received by the Issuing Lender, shall be held by the Issuing Lender, pursuant to such documentation as the Issuing Lender shall request, as cash collateral for the obligation of Borrowers to reimburse the Issuing Lender in the event of any drawing under such Letters of Credit, and so much of such funds shall at all times remain on deposit as cash collateral as aforesaid as shall equal the maximum amount available at any time for drawing under all Letters of Credit (the "Maximum Available Amount"); provided further that in the event of cancellation or expiration of any Letter of Credit or any reduction in the Maximum Available Amount, the Issuing Lender shall apply the difference between the Maximum Available Amount immediately prior to such cancellation, expiration or reduction and the Maximum Available Amount immediately after such cancellation, expiration or reduction first to the payment of any outstanding Obligations, and then to the payment to whomsoever shall be lawfully entitled to receive such funds.


Section 9.   AGENT

9.1      Appointment.

             Chase is hereby appointed Agent hereunder and under the other Loan Documents and each Tranche A Lender and Tranche B Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Amended Loan Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Amended Loan Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent and Lenders and neither Company nor any of its Subsidiaries shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Amended Loan Agreement, Agent shall act solely as an agent of Tranche A Lenders and Tranche B Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

9.2      Powers; General Immunity.

         A. Duties Specified. Each Tranche A Lender and Tranche B Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Amended Loan Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. Agent shall not have, by reason of this Amended Loan Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Amended Loan Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Amended Loan Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         B. No Responsibility for Certain Matters. Agent shall not be responsible to any Tranche A Lender or Tranche B Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Amended Loan Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of Company or any of its Subsidiaries to Agent or any Lender in connection herewith or therewith, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Amended Loan Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

         C. Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Tranche A Lenders and Tranche B Lenders for any action taken or omitted hereunder or in connection herewith by Agent except to the extent caused by Agent's gross negligence or willful misconduct. If Agent shall request instructions from Lenders, Tranche A Lenders or Tranche B Lenders, as applicable, with respect to any act or action (including any decision not to act) in connection with this Amended Loan Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Tranche A Lenders or Requisite Tranche B Lenders in accordance with subsection 11.6B. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instru-ment or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Tranche A Lender or Tranche B Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Amended Loan Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders, Requisite Tranche A Lenders, or Requisite Tranche B Lenders in accordance with subsection 11.6B. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Amended Loan Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders, Requisite Tranche A Lenders or Requisite Tranche B Lenders, as applicable, in accordance with subsection 11.6B.

         D. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company and its subsidiaries for services in connection with this Amended Loan Agreement and otherwise without having to account for the same to Lenders. Without limiting the generality of the foregoing, Agent in its individual capacity as a Lender hereunder shall be entitled to meet separately with any other Lender or Lenders and shall have no obligation to disclose such discussions to any Lenders not a party thereto.

9.3 Representations and Warranties; No Responsibility For Appraisal of Creditworthiness.

             Each Tranche A Lender and Tranche B Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans hereunder and has made and shall continue to make its own appraisal of the creditworthiness of Borrowers. Agent shall not have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Tranche A Lenders and Tranche B Lenders or to provide any Tranche A Lender or Tranche B Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4      Right to Indemnity.

             Each Tranche A Lender and Tranche B Lender, in proportion to its Pro Rata Share of the aggregate Commitments, severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Amended Loan Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5      Successor Agent.

             Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Amended Loan Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Amended Loan Agreement.


Section 10.  COLLATERAL AGENT

10.1     Appointment.

             Chase is hereby appointed Collateral Agent hereunder and under the other Loan Documents and each Tranche A Lender and Tranche B Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms of this Amended Loan Agreement and the other Loan Documents. Collateral Agent agrees to act upon the express conditions contained in this Amended Loan Agreement and the other Loan Documents, as applicable. The provisions of this
Section 10 are solely for the benefit of Collateral Agent (and its subagents) and Lenders and neither Company nor any of its Subsidiaries shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Amended Loan Agreement, Collateral Agent shall act solely as an agent of Tranche A Lenders and Tranche B Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

10.2     Powers; General Immunity.

         A. Duties Specified. Each Tranche A Lender and Tranche B Lender irrevocably authorizes Collateral Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Collateral Agent shall have only those duties and responsibilities that are ex-pressly specified in this Amended Loan Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. Collateral Agent shall not have, by reason of this Amended Loan Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Amended Loan Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Collateral Agent any obligations in respect of this Amended Loan Agreement or any of the other Loan Documents except as expressly set forth herein or therein. Collateral Agent may delegate its duties hereunder to affiliates, agents, attorneys-in-fact, receivers (which term includes receivers as managers) and, if required by applicable law, mortgagees or co-mortgages or trustees with respect to any Lien selected in good faith by Collateral Agent, and may grant to such Persons the same rights and powers, indemnities and exculpations as are granted to Collateral Agent hereunder.

         B. No Responsibility for Certain Matters. Collateral Agent shall not be responsible to any Tranche A Lender or Tranche B Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Amended Loan Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Collateral Agent to Lenders or by or on behalf of Company or any of its Subsidiaries to Collateral Agent or any Lender in connection herewith or therewith, nor shall Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Event of Default or Potential Event of Default.

         C. Exculpatory Provisions. Neither Collateral Agent nor any of its officers, directors, employees or agents shall be liable to Tranche A Lenders or Tranche B Lenders for any action taken or omitted hereunder or in connection herewith by Collateral Agent except to the extent caused by Collateral Agent's gross negligence or willful misconduct. If Collateral Agent shall request instructions from Lenders, Tranche A Lenders or Tranche B Lenders with respect to any act or action (including any decision not to act) in connection with this Amended Loan Agreement or any of the other Loan Documents, Collateral Agent shall be entitled to refrain from such act or taking such action unless and until Collateral Agent shall have received instructions from Requisite Lenders, Requisite Tranche A Lenders or Requisite Tranche B Lenders, as applicable, in accordance with subsection 11.6B. Without prejudice to the generality of the foregoing, (i) Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Tranche A Lender or Tranche B Lender shall have any right of action whatsoever against Collateral Agent as a result of Collateral Agent acting or (where so instructed) refraining from acting under this Amended Loan Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders, Requisite Tranche A Lenders or Requisite Tranche B Lenders, as applicable, in accordance with subsection 11.6B. Collateral Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Amended Loan Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders, Requisite Tranche A Lenders or Requisite Tranche B Lenders, as applicable, in accordance with subsection 11.6B.

         D. Collateral Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Collateral Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, Collateral Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Collateral Agent in its individual capacity. Collateral Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company or any of its Subsidiaries for services in connection with this Amended Loan Agreement and otherwise without having to account for the same to Lenders.

10.3     Right to Indemnity.

             Each Tranche A Lender and Tranche B Lender, in proportion to its Pro Rata Share of the aggregate Commitments, severally agrees to indemnify Collateral Agent, to the extent that Collateral Agent shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Collateral Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Collateral Agent in any way relating to or arising out of this Amended Loan Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Collateral Agent's gross negligence or willful misconduct. If any indemnity furnished to Collateral Agent for any purpose shall, in the opinion of Collateral Agent, be insufficient or become impaired, Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

10.4     Successor Collateral Agent.

             Collateral Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Collateral Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent and the retiring or removed Collateral Agent shall be dis-charged from its duties and obligations under this Amended Loan Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Amended Loan Agreement.

10.5     Collateral Agent; Security Documents.

             Each Tranche A Lender and Tranche B Lender hereby further authorizes Collateral Agent to enter into the Security Documents on behalf of and for the benefit of Lenders and agrees to be bound by the terms of the Security Documents; provided that Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Security Documents without the prior consent of the Requisite Lenders in accordance with subsection 11.6B. Each Tranche A Lender and Tranche B Lender agrees that no Lender shall have any right individually to realize upon the Guaranty Agreement or the security granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by Collateral Agent for the benefit of the Tranche A Lenders and Tranche B Lenders and the other beneficially interested parties under the Security Documents and the other Loan Documents in accordance with the terms of subsection 11.6B and the terms of such other agreements.


Section 11.  MISCELLANEOUS

11.1     Assignments and Participations in Loans and Notes.

         A. General. Each Lender shall have the right, subject to the provisions of subsections 11.1B and 11.1C below, at any time to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of any Loan or Loans made by it or its Commitments or any other interest herein or in its Notes or any other Obligations owed to it; provided that no such assignment or participation shall, without the consent of Company, require either Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such assignment or participation of the Loans, the Notes or the other Obligations under the securities laws of any state. Except as otherwise provided in this subsection 11.1, no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of the Loans, the Commitments, the Notes or the other Obligations owed to such Lender.

         B.  Assignments.

             (i) Amounts and Terms of Assignments. Each Loan, Commitment, Note or other Obligation may (a) be assigned in any amount (of a constant and not a varying percentage) to another Lender, (b) be assigned in an amount (of a constant and not a varying percentage) of not less than $5,000,000 to any other Eligible Assignee, with the giving of notice to Borrowers and Agent. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Loans, Commitments, Notes or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance, an Assignment and Assumption, together with a processing fee of $5,000. Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment and Assumption, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Amended Loan Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender's rights and obligations under this Amended Loan Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitments of such assignee and any remaining Commitments of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, new Notes shall, upon surrender of the assigning Lender's Notes, be issued to the assignee and to the assigning Lender pursuant to subsection 2.1D as necessary to reflect the new Commitments of the assignee and the assigning Lender.

             (ii) Agreements of Assignor and Assignee. By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Amended Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Amended Loan Agreement or any other instrument or document furnished pursuant hereto; (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Company or any of its Subsidiaries or the performance or observance by Company or any of its Subsidiaries of any of their respective obligations under this Amended Loan Agreement or any other Loan Document; (c) such assignee confirms that it has received a copy of this Amended Loan Agreement, together with copies of the most recent financial statements referred to in subsections 5.6 and 6.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (d) such assignee will, independently and without reliance upon Agent, Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Amended Loan Agreement;
         (e) such assignee (if other than a Lender) confirms that it is an Eligible Assignee; (f) such assignee appoints and authorizes Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Amended Loan Agreement and the other Loan Documents as are delegated to Agent and Collateral Agent, respectively, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (g) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Amended Loan Agreement are required to be performed by it as a Lender.

             (iii)Acceptance by Agent. Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 11.1B(i), Agent shall, if such Assignment and Assumption has been completed and is in substantially the form of Exhibit C annexed hereto, (a) accept such Assignment and Assumption and (b) give prompt notice thereof to Company. Agent shall maintain a copy of each Assignment and Assumption delivered to and accepted by it as provided in this subsection 11.1B(iii).

         C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation, (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation or (iii) a release of all or a substantial portion of the Collateral other than releases in the ordinary course of business, and all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation. Each Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrowers to the participant and the participant shall, for purposes of subsections 2.6, 2.8F, 11.5 and 11.6, be considered to be a "Lender"; provided that no participant shall be entitled to receive any greater amount pursuant to subsection 2.6 or 2.8 than the transferor Lender would have been entitled to receive in respect of the amount of the participa-tion effected by such transferor Lender to such participant had no such participation occurred.

         D. Eligibility as Tranche A Lender or Tranche B Lender; Conversion among Tranches.

             (i) Eligibility. Any Lender which holds, or has an Affiliate that holds, either directly or indirectly, any Company Common Stock, other equity securities of Company or rights to acquire equity securities of Company, shall not qualify as a Tranche A Lender. Each Tranche A Lender agrees that upon request from Agent such Lender will deliver to Agent such certificates and other evidence as Agent shall request, all duly executed by an officer of such Lender, to establish that such Lender qualifies as a Tranche A Lender. Any Lender which does not qualify as a Tranche A Lender shall, subject to the provisions of subsection 11.1D(ii), be a Tranche B Lender.

             (ii) Conversions.

                  (a) Tranche A to Tranche B. If at any time a Lender holding Tranche A Loans shall fail to satisfy the eligibility requirements for Tranche A Lenders set forth in subsection 11.1D(i), such Lender's Tranche A Loans shall automatically be converted to Tranche B Loans, such Lender's Tranche A Commitment shall automatically be converted to a Tranche B Commitment and such Lender shall become a Tranche B Lender hereunder. Each Tranche A Lender agrees that it will provide notice to the Agent if at any time it fails to satisfy the requirements of subsection 11.1D(i). Until such notice is received by Agent, Agent shall be entitled to assume that no events have occurred causing a conversion pursuant to this subsection 11.1D(ii).

                  (b) Tranche B to Tranche A. If at any time a Lender holding Tranche B Loans shall satisfy the eligibility requirements for Tranche A Lenders set forth in subsection 11.1D(i), such Lender may, upon ten
         (10) days advance written notice to Agent, elect to have its Tranche B Loans converted to Tranche A Loans and to have its Tranche B Commitment converted to a Tranche A Commitment and to become a Tranche A Lender hereunder.

         E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and partici-pants), subject to subsection 11.19.

11.2     Expenses.

             Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree, jointly and severally, to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents; (ii) all the costs of furnishing all opinions by counsel for the Credit Parties (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of each Credit Party's perfor-mance of and compliance with all agreements and conditions on its part to be performed or complied with under this Amended Loan Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) [omitted]; (iv) the reasonable fees, expenses and disbursements of counsel to Agent or Collateral Agent (including allocated costs of internal counsel), one law firm engaged by Tranche A Lenders and one law firm engaged by Tranche B Lenders in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by any Credit Party; (v) all other actual and reasonable costs and expenses incurred by Agent, Collateral Agent or Lenders in connection with the negotia-tion, preparation and execution of the Loan Documents and the transactions con-templated hereby and thereby; and (vi) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent, Lenders and Collateral Agent in enforcing any Obligations of or in collecting any payments due from a Credit Party hereunder or under the Notes or the other Loan Documents or any Letter of Credit by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Amended Loan Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

11.3     Indemnity.

             In addition to the payment of expenses pursuant to subsection 11.2, whether or not the transactions contemplated hereby shall be consummated, Borrowers agree, jointly and severally, to indemnify, pay and hold Agent, Collateral Agent and Lenders and any holder of any of the Notes, and the officers, directors, employees, agents and affiliates of Agent, Collateral Agent, Lenders and such holders (collectively called the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding com-menced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Amended Loan Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, Lenders' agreement to make the Loans hereunder or to issue Letters of Credit or the use or intended use of the proceeds of any of the Loans or Letters of Credit (collectively called the "Indemnified Liabilities"); provided that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabili-ties to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as finally determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

11.4     Set Off.

             In addition to any rights now or hereafter granted under applicable law or the Security Documents and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender and each subsequent holder of any Note is hereby authorized by each Credit Party at any time or from time to time, without notice to such Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of such Credit Party against and on account of the Obligations of such Credit Party to that Lender or that subsequent holder under this Amended Loan Agreement and the Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Amended Loan Agreement, the Notes or any other Loan Document, irrespective of whether or not (i) that Lender or that subsequent holder shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or the Notes or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said Obligations, or any of them, may be contingent or unmatured. The exercise of any right of set off against any Credit Party shall not impair any Lien securing the Obligations of any Credit Party to the Lenders and will not affect in any manner the continuing effectiveness and enforceability of such Obligations.

11.5     Sharing of Payments.

             Lenders and each subsequent holder by acceptance of a Note hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender or holder hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender or holder) which is greater than the proportion received by any other Lender or holder of the Notes in respect of the Aggregate Amounts Due to such other Lender or holder, then the Lender or holder of the Notes receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders and holders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders and holders of the Notes in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender or holder is thereafter recovered from such Lender or holder upon the bankruptcy or reorganization of any Credit Party or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender or holder ratably to the extent of such recovery, but without interest. Borrowers expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

11.6     Amendments and Waivers; Instructions to Agent and Collateral Agent.

         A. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Amended Loan Agreement or of the Notes or consent to any departure by the Credit Parties therefrom, shall be effective without the written concurrence of Requisite Lenders; provided that (i) any amendment, modification, termination or waiver of or with respect to: the amount of the Commitments or the principal amount of the Loans; each Lender's Pro Rata Share; any definition set forth in subsection 1.1 hereof; any provision expressly requiring the approval or concurrence of all Lenders; the scheduled final maturity dates of the Loans; the dates and amounts of any scheduled payments (but not prepayments) of principal of the Loans; the dates on which interest or any fees are payable; decreases in the interest rates borne by the Loans or in the amount of any fees payable hereunder; and the provisions contained in subsections 4.1E, 4.1F, 8.1 and 11.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders, (ii) any waiver of any of the provisions contained in subsection 4.1 (other than subsections 4.1E and 4.1F) shall be effective and binding upon Lenders if evidenced by a writing signed by or on behalf of Agent and Requisite Lenders,
(iii) any waiver of any of the provisions contained in subsection 4.3 by Tranche A Lenders (with respect to funding Tranche A Loans) shall be effective and binding upon Tranche A Lenders if evidenced by a writing signed by Agent and Requisite Tranche A Lenders, (iv) any waiver of any of the provisions contained in subsection 4.3 by Tranche B Lenders (with respect to funding Tranche B Loans) shall be effective and binding upon Tranche B Lenders if evidenced by a writing signed by Agent and Requisite Tranche B Lenders, (v) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement expressly requiring the approval or concurrence of Agent shall be effective without the written concurrence of Agent and (vi) no amendment, modification, termination or waiver of any provision of Section 10 or any other provision of this Agreement expressly requiring the approval or concurrence of Collateral Agent shall be effective without the written concurrence of Collateral Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances. Except as set forth above in clauses
(iii) and (iv) with respect to waivers binding only upon Tranche A Lenders or Tranche B Lenders, as the case may be, any amendment, modification, termi-nation, waiver or consent effected in accordance with this subsection 11.6 shall be binding upon each Lender at the time outstanding and each future Lender. Any amendment, modification, termination, waiver or consent effected in accordance with this Subsection 11.6 and signed by the Credit Parties shall be binding on the Credit Parties. Notwithstanding any provision of this Subsection 11.6A to the contrary, each Tranche B Lender other than any Tranche B Lender which has given notice to Company and Agent in accordance with the penultimate sentence of this Subsection 11.6A (each Tranche B Lender which has not sent such written notice, a "Deemed Voting Lender") agrees that such Deemed Voting Lender shall be deemed to cast its vote on any request, of which it has prior written notice, for amendment, modification, termination or waiver of any provision of the Amended Loan Agreement or any other Loan Document, proportionately according to the votes cast on such request by all Tranche B Lenders which are not Deemed Voting Lenders and any amendment, modification, termination, waiver or consent signed by an appropriate percentage of Tranche B Lenders which are not Deemed Voting Lenders shall be binding on Deemed Voting Lenders, provided that if all Tranche B Lenders are Deemed Voting Lenders, such that there remain no Tranche B Lenders exercising voting rights, each Deemed Voting Lender shall be deemed to cast its vote proportionately according to such votes cast by Tranche A Lenders, under the same terms and conditions and with the same binding effect as if such votes had been cast by Tranche B Lenders. Tranche B Lenders which are not Deemed Voting Lenders and Tranche A Lenders shall have no affirmative obligation to Deemed Voting Lenders to vote, and in no event shall Deemed Voting Lenders have any claim or recourse against such Tranche B Lenders which are not Deemed Voting Lenders or Tranche A Lenders with respect to any votes cast or not cast, or the consequences of any action taken or omitted to be taken, by any such Tranche B Lender which is not a Deemed Voting Lender or Tranche A Lender. Each Tranche B Lender may, by written notice to Company and Agent, revoke its election to have its vote deemed cast in the manner described above, provided, that such revocation shall not be effective with respect to any request for amendment, modification, termination or waiver if notice of such revocation is not received by Company and Agent at least three Business Days prior to the effective date of such amendment, waiver, modification or termination. Following written notice in accordance with the preceding sentence such Tranche B lender shall no longer be a Deemed Voting Lender hereunder.

         B. Instructions to Agent and Collateral Agent. Agent and Collateral Agent shall be entitled to act (or refrain from acting) on instructions from Requisite Tranche A Lenders or Requisite Tranche B Lenders. If Agent or Collateral Agent shall receive conflicting instructions from Requisite Tranche A Lenders and Requisite Tranche B Lenders, Agent or Collateral Agent shall be entitled to refrain from acting until directed by Requisite Lenders; provided that (i) with respect to waiving conditions to funding under subsection 4.3 with respect to Tranche A Loans, Agent may act (or refrain from acting) on the instructions of Requisite Tranche A Lenders and (ii) with respect to waiving conditions to funding under subsection 4.3 with respect to Tranche B Loans, Agent may act (or refrain from acting) on the instructions of Requisite Tranche B Lenders. In addition, if Agent or Collateral Agent shall receive conflicting instructions from Requisite Tranche A Lenders and Requisite Tranche B Lenders with respect to any exercise of remedies hereunder or under any of the other Loan Documents, Agent and Collateral Agent shall be entitled to act (or refrain from acting) on instructions from Requisite Tranche A Lenders with respect to such matters.

11.7     Independence of Covenants.

             All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

11.8     Notices.

             Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to Agent or Collateral Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to any Credit Party, Agent or Collateral Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

11.9     Survival of Representations, Warranties and Agreements.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Amended Loan Agreement, the making of the Loans hereunder and the execution and delivery of the Notes.

         B. Notwithstanding anything in this Amended Loan Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6, 2.8F, 6.9, 11.2 and 11.3 and the agreements of Lenders set forth in subsections 2.6D, 9.2C, 9.4, 10.2C, 10.3, 11.4 and 11.5 shall survive the payment of the Loans and the Notes and the termination of this Amended Loan Agreement.

11.10    Failure or Indulgence Not Waiver; Remedies Cumulative.

             No failure or delay on the part of any Lender or any holder of any Note or interest in any Letter of Credit in the exercise of any power, right or privilege hereunder or under the Notes or Letters of Credit shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Amended Loan Agreement, the Notes, the Letters of Credit and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.11    Marshalling; Payments Set Aside.

             None of Agent, Collateral Agent or any Lender shall be under any obligation to marshal any assets in favor of Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Agent, Collateral Agent or Lenders (or to Agent or Collateral Agent for the benefit of Lenders), or Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudu-lent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

11.12    Severability.

             In case any provision in or obligation under this Amended Loan Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.13    Obligations Several; Independent Nature of Lenders' Rights.

             The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Amended Loan Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

11.14    Headings.

             Section and subsection headings in this Amended Loan Agreement are included herein for convenience of reference only and shall not constitute a part of this Amended Loan Agreement for any other purpose or be given any substantive effect.

11.15    Applicable Law.

             THIS AMENDED LOAN AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

11.16    Successors and Assigns.

             This Amended Loan Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. The terms and provisions of this Amended Loan Agreement shall inure to the benefit of any assignee or transferee of any of the Loans or the Notes, and in the event of any such transfer or assignment the rights and privileges herein conferred upon Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. None of the Credit Parties' rights or obligations hereunder nor any interest therein may be assigned or delegated by the Credit Parties without the prior written consent of all Lenders. Lenders' rights of assignment are subject to subsection 11.1.

11.17    Consent to Jurisdiction and Service of Process.

             ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST A CREDIT PARTY ARISING OUT OF OR RELATING TO THIS AMENDED LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURIS-DICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AMENDED LOAN AGREEMENT EACH CREDIT PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURIS-DICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AMENDED LOAN AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Each Credit Party designates and appoints CT Corporation System, and such other Persons as may hereafter be selected by such Credit Party irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by such Credit Party to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to such Credit Party at its address provided in subsection 11.8; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by any Credit Party refuses to accept service, such Credit Party hereby agrees that service of process sufficient for personal jurisdiction in any action against such Credit Party in the State of New York may be made by registered or certified mail, return receipt requested, to such Credit Party at its address provided in subsection 11.8, and such Credit Party hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring pro-ceedings against any Credit Party in the courts of any other jurisdiction.

11.18    Waiver of Jury Trial.

             EACH OF THE PARTIES TO THIS AMENDED LOAN AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDED LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Amended Loan Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AMENDED LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Amended Loan Agreement may be filed as a written consent to a trial by the court.

11.19    Confidentiality.

             Each Lender shall hold all non-public information obtained pursuant to the requirements of this Amended Loan Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by each Credit Party that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any govern-mental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or repre-sentative thereof (other than any such request in connection with any examina-tion of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

11.20    Limitations on Transmission of Non-Public Information.

             The Credit Parties, Agent, Collateral Agent and Lenders agree that any Lender, by written notice to Company and Agent, may elect to receive only Public Information. Any such election shall constitute a waiver of such Lender's rights to receive reports and other information under the provisions of the Loan Documents, including the reporting covenants under this Amended Loan Agreement. The election by any Lender hereunder to receive only Public Information may be revoked at any time by written notice to Company and Agent and shall remain in full force and effect until notice of revocation has been received by Company and Agent. Notwithstanding anything in this Section 11.20 to the contrary, (i) Borrowers shall continue to forward to any Lender electing to receive only Public Information Notices of Borrowing and Notices of Issuance/Amendment at the same time such notices are forwarded to other Lenders, provided that (x) any such Notice of Borrowing forwarded to Lenders electing to receive only Public Information shall not contain the statements set forth in clauses (i) through (vii) of the second paragraph of the form of Notice of Borrowing and instead shall contain a certification indicating whether the conditions to funding set forth in Section 4 of this Amended Loan Agreement have or have not been satisfied and (y) any Notice of Issuance/Amendment forwarded to Lenders electing to receive only Public Information shall not contain the statements set forth in clauses (i) through
(vii) of the third paragraph of the form of Notice of Issuance/Amendment and shall instead contain a certification indicating whether the conditions to funding set forth in Section 4 of this Amended Loan Agreement have or have not been satisfied, (ii) Agent shall continue to forward to any Lender electing to receive only Public Information (x) any statements or reconciliations regarding outstanding Loans or Letters of Credit, interest or fee calculations or similar matters which are forward to other Lenders, (y) notices of the existence of any Event of Default or Potential Event of Default of which Agent has actual knowledge which notice shall indicate only that an Event of Default or Potential Event of Default exists (and not the reason therefor) and whether such Event of Default or Potential Event of Default is a payment default under
Section 8.1 of this Amended Loan Agreement and (z) copies of (1) any effective waivers, amendments or modifications of Loan Documents or (2) any supplementary Loan Documents entered into after the date hereof, and (iii) Agent, at its option, may from time to time, as deemed necessary or desirable by Agent in its sole discretion, contact any Lender which has elected to receive only Public Information and, with the consent of such Lender, forward information, including non-public information, to such Lender; provided, however, that Agent shall not incur any liability hereunder for failure to forward any of the items described in clause (ii) hereof to the applicable Lenders or to otherwise comply with provisions of this sentence, except to the extent such failure is caused by Agent's gross negligence or wilful misconduct as determined in a final proceeding by a court of competent jurisdiction.

11.21    Joint and Several Liability; Rights of Contribution.

             The Borrowers shall have joint and several liability in respect of all Obligations. The Borrowers hereby acknowledge that this Amended Loan Agreement is the independent and several obligation of each Borrower and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against the other Borrower. Each Borrower hereby expressly waives, with respect to any extension of credit made to the other Borrower hereunder and any of the amounts owing hereunder by such other Borrower in respect of such extension of credit (collectively, the "Other Borrower Obligations"), diligence presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against such other Borrower under this Amended Loan Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of such Other Borrower Obligations. The Borrowers hereby agree, as between themselves, that if either Borrower (an "Excess Funding Borrower") shall repay Obligations in excess of the portion of the then outstanding Obligations which have arisen in respect of extensions of credit the proceeds of which have been advanced to or for the benefit of the Excess Funding Borrower, the other Borrower shall, on demand (but subject to the next sentence hereof), pay to the Excess Funding Borrower an amount equal to its respective relative shares of such excess (such relative shares to be determined based upon the respective relative portion of the then outstanding Obligations that have arisen in respect of extensions of credit the proceeds of which have been advanced to or for the respective benefit of the other Borrower). The payment obligation of either Borrower to any Excess Funding Borrower under this Section 11.21 shall be subordinate and subject in right of payment to the prior payment in full of the Obligations of the other Borrower under the other provisions of this Amended Loan Agreement and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such Obligations; in addition, no Borrower shall be obligated to pay to the Excess Funding Borrower an amount under this Section 11.21 greater than the amount which, when taken together with the aggregate of the Obligations paid by it under this Amended Loan Agreement and all other payments under this Section 11.21, would exceed the portion of the then outstanding Obligations which have arisen in respect of extensions of credit the proceeds of which have been advanced to or for the benefit of such Borrower.

11.22    Counterparts; Effectiveness.

             This Amended Loan Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amended Loan Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof and the satisfaction of waiver of the conditions set forth in subsection 4.1. At the time of the effectiveness of this Amended Loan Agreement, this Amended Loan Agreement shall amend and restate the Existing Loan Agreement, all obligations of Borrowers under the Existing Loan Agreement that have not been paid as of the Effective Date shall become Obligations of Borrowers hereunder, and the commitments under the Existing Loan Agreement shall terminate.

11.23 Waiver of Certain Existing Events of Default. At the time of the effectiveness of this Amended Loan Agreement, all Events of Default described in Schedule 11.23 shall be waived.

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                            BORROWERS:

                            CALTON, INC.


                            By:  /s/ Robert A. Fourniadis
                            Title: Senior Vice President


                            Notice Address:

                                 Calton, Inc.
                                 500 Craig Road
                                 Manalapan, NJ  07726
                                 Attention:  Robert A. Fourniadis


                            CALTON FUNDING, INC.


                            By:  /s/ Robert A. Fourniadis
                            Title: Senior Vice President


                            Notice Address:

                                 Calton Funding, Inc.
                                 500 Craig Road
                                 Manalapan, NJ  07726
                                 Attention:  Robert A. Fourniadis



                            GUARANTORS:

                            Calton California Equity Corp.
                            Calton Capital, Inc.
                            Calton Capital II, Inc.
                            Calton General, Inc.
                            Calton Homes, Inc.
                            Calton Homes of California, Inc.
                            Calton Homes of Florida, Inc.
                            Calton Homes of Pennsylvania,
                              Inc.
                            Calton Homes of Pennsylvania at Pennway, Inc. Calton Homes of Tampa, Inc.
                            Calton Lindenwood Corporation
                            Calton Manzanita Corporation
                            Calton Tamarack Corporation
                            Calcap Commercial Management,
                              Inc.
                            Calcap X, Inc.
                            Calcap XV, Inc.
                            Calcap XXXI, Inc.
                            Calcap XXXII, Inc.
                            Calcap XXXIII, Inc.
                            Calcap 36, Inc.
                            Calcap 42, Inc.
                            Calcap 48, Inc.
                            Calton Homes of Chicago, Inc.

                            Each by:  /s/ Robert A. Fourniadis
                            Title: President

                            Notice Address:

                            [Name of Guarantor]
                            500 Craig Road
                            Manalapan, NJ  07726
                            Attention:  Robert A. Fourniadis


                            Calton Homes Finance, Inc.
                            Calton Homes Finance II, Inc.

                            Each by:  /s/ Robert A. Fourniadis
                            Title: Senior Vice President


                            Notice Address:

                            [Name of Guarantor]
                            500 Craig Road
                            Manalapan, NJ  07726
                            Attention:  Robert A. Fourniadis



                            Talcon Title Agency, L.P.

                            By:  Calton General, Inc.,
                                 its General Partner

                            By:  /s/ Robert A. Fourniadis
                            Title:  President


                            Notice Address:

                            Talcon Title Agency, L.P.
                            c/o Calton General, Inc.
                            500 Craig Road
                            Manalapan, NJ  07726
                            Attention:  Robert A. Fourniadis


                            Talpro 31, L.P.

                            By:  Calcap XXXI, Inc.,
                                 its General Partner

                            By:  /s/ Robert A. Fourniadis
                            Title:  President


                            Notice Address:

                            Talpro 31, L.P.
                            c/o Calcap XXXI, Inc.
                            500 Craig Road
                            Manalapan, NJ  07726
                            Attention:  Robert A. Fourniadis


                            Talpro 32, L.P.

                            By:  Calcap XXXII, Inc.,
                                 its General Partner

                            By:  /s/ Robert A. Fourniadis
                            Title: President


                            Notice Address:

                            Talpro 32, L.P.
                            c/o Calcap XXXII, Inc.
                            500 Craig Road
                            Manalapan, NJ  07726
                            Attention:  Robert A. Fourniadis


                            Talpro 33, L.P.

                            By:  Calcap XXXIII, Inc.,
                                 its General Partner

                            By:  /s/ Robert A. Fourniadis
                            Title: President


                            Notice Address;

                            Talpro 33, L.P.
                            c/o Calcap XXXIII, Inc.
                            500 Craig Road
                            Manalapan, NJ  07726
                            Attention:  Robert A. Fourniadis


                            Talpro 48, L.P.

                            By:  Calcap 48, Inc.,
                                 its General Partner

                            By:  /s/ Robert A. Fourniadis
                            Title: President


                            Notice Address:

                            Talpro 48, L.P.
                            c/o Calcap 48, Inc.
                            500 Craig Road
                            Manalapan, NJ  07726
                            Attention:  Robert A. Fourniadis



                            Talpro 36, L.P.

                            By:  Calcap 36, Inc.,
                                 its General Partner

                            By:  /s/ Robert A. Fourniadis
                            Title: President


                            Notice Address:

                            Talpro 36, L.P.
                            c/o Calcap 36, Inc.
                            500 Craig Road
                            Manalapan, NJ  07726
                            Attention:  Robert A. Fourniadis
                            LENDERS:

                            THE CHASE MANHATTAN BANK (formerly known as
                            Chemical Bank),
                            individually as a Lender and as Agent and Collateral Agent

                            By:  /s/ Jane E. Orndahl
                            Title:  Vice President


                            Notice Address:

                                 The Chase Manhattan Bank
                                 270 Park Avenue
                                 30th Floor, Special Loan Group
                                 New York, New York 10017
                                 Attention:  Jane E. Orndahl

                            with a copy to:

                                 The Chase Manhattan Bank
                                 270 Park Avenue
                                 39th Floor, Legal Department
                                 New York, New York  10017
                                 Attention:  E. Lee Smith, Esq.



                            KLEINWORT BENSON LIMITED,
                            as a Lender


                            By:  /s/ Iain Leigh
                            Title:  Senior Vice President


                            Notice Address:

                                 Kleinwort Benson Limited
                                 c/o Dresdner Kleinwort Benson North America
                                 LLC
                                 75 Wall Street
                                 New York, New York 10005
                                 Attention:  Anne L.C. Weiss


                            FOOTHILL CAPITAL CORPORATION,
                            as a Lender

                            By:  /s/ Karen S. Sandler
                            Title:  Vice President

                            Notice Address:
                                 Foothill Capital Corporation,
                                 11111 Santa Monica Boulevard - 15th Floor
                                 Los Angeles, CA 90025
                                 Attention: Karen S. Sandler

                            GOLDMAN SACHS CREDIT PARTNERS (formerly known as Pearl Street, L.P.), as a Lender


                            By:  /s/ John E. Urban
                            Title:  Authorized Signature



                            Notice Address:

                                 Goldman Sachs Credit Partners, L.P.
                                 85 Broad Street - 26th Floor
                                 New York, New York 10004
                                 Attention:  Ms. Marnie Gordon
                                             Mr. Stephen Golden










                          SECOND AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT


                               TABLE OF CONTENTS

                                                                           Page

                                  SECTION 1.
                                  DEFINITIONS . . . . . . . . . . . . . . .
        1.1    Certain Defined Terms. . . . . . . . . . . . . . . . . . . .
        1.2    Accounting Terms; Utilization of GAAP for Purposes of
               Calculations Under Agreement . . . . . . . . . . . . . . . .
        1.3    Other Definitional Provisions. . . . . . . . . . . . . . . .

                                  SECTION 2.
               AMOUNTS AND TERMS OF LOANS AND LETTERS OF CREDIT . . . . . .
        2.1    Commitments; Revolving Loans . . . . . . . . . . . . . . . .
               A. Commitments . . . . . . . . . . . . . . . . . . . . . . .
               B. Borrowing Mechanics . . . . . . . . . . . . . . . . . . .
               C. Disbursement of Funds . . . . . . . . . . . . . . . . . .
               D. Revolving Notes . . . . . . . . . . . . . . . . . . . . .
               E. Conversion of Existing Tranche A Loans and Existing
                  Tranche B Loans into Tranche A Loans and Tranche B
                  Loans . . . . . . . . . . . . . . . . . . . . . . . . . .
               F. Extension of Scheduled Expiry Date. . . . . . . . . . . .
        2.2    Interest on the Loans. . . . . . . . . . . . . . . . . . . .
               A. Rate of Interest. . . . . . . . . . . . . . . . . . . . .
               B. Interest Payments . . . . . . . . . . . . . . . . . . . .
               C. Post Maturity Interest. . . . . . . . . . . . . . . . . .
               D. Computation of Interest . . . . . . . . . . . . . . . . .
        2.3    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .
               A. Commitment Fees . . . . . . . . . . . . . . . . . . . . .
               B. Letter of Credit Fees . . . . . . . . . . . . . . . . . .
               C. Restructure Fees. . . . . . . . . . . . . . . . . . . . .
               D. Other Fees. . . . . . . . . . . . . . . . . . . . . . . .
        2.4    Prepayments; Reductions in Commitments; General
               Provisions Regarding Payments. . . . . . . . . . . . . . . .
               A. Voluntary Prepayments . . . . . . . . . . . . . . . . . .
               B. Voluntary Reductions of Commitments . . . . . . . . . . .
               C. Mandatory Reductions of Commitments . . . . . . . . . . .
               D. Mandatory Prepayments Due to Reductions or
                  Restrictions of Commitments; Restrictions of
                  Borrowing Base; Cash Collateral Restrictions. . . . . . .
               E. Repayment at Maturity . . . . . . . . . . . . . . . . . .
               F. Application of Certain Prepayments; Reductions of
                  Commitments . . . . . . . . . . . . . . . . . . . . . . .
               G. General Provisions Regarding Payments . . . . . . . . . .
        2.5    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . .
               A. Loans . . . . . . . . . . . . . . . . . . . . . . . . . .
               B. Letters of Credit . . . . . . . . . . . . . . . . . . . .
               C. Margin Regulations. . . . . . . . . . . . . . . . . . . .
               D. Benefits to Guarantors. . . . . . . . . . . . . . . . . .
        2.6    Increased Costs; Taxes; Capital Adequacy . . . . . . . . . .
               A. Compensation for Increased Costs and Taxes. . . . . . . .
               B. Withholding of Taxes. . . . . . . . . . . . . . . . . . .
               C. Capital Adequacy Adjustment . . . . . . . . . . . . . . .
               D. Lenders' Obligation to Mitigate . . . . . . . . . . . . .
               E. Issuing Lender. . . . . . . . . . . . . . . . . . . . . .
        2.7    [Omitted]. . . . . . . . . . . . . . . . . . . . . . . . . .
        2.8    Letters of Credit. . . . . . . . . . . . . . . . . . . . . .
               A. Letters of Credit . . . . . . . . . . . . . . . . . . . .
               B. Notice of Issuance. . . . . . . . . . . . . . . . . . . .
               C. Payment of Amounts Drawn Under Letter of Credit . . . . .
               D. Payment by Lenders. . . . . . . . . . . . . . . . . . . .
               E. Obligations Absolute. . . . . . . . . . . . . . . . . . .
               F. Indemnification; Nature of Issuing Lender's Duties. . . .
               G. Existing Letters of Credit. . . . . . . . . . . . . . . .

Section 3.        GUARANTY; SECURITY INTERESTS. . . . . . . . . . . . . . .
        3.1    Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . .
        3.2    Security for Obligations . . . . . . . . . . . . . . . . . .
               A. Borrower Security . . . . . . . . . . . . . . . . . . . .
               B. Security for Guaranties . . . . . . . . . . . . . . . . .
               C. Cash Collateral . . . . . . . . . . . . . . . . . . . . .
               D. Real Estate . . . . . . . . . . . . . . . . . . . . . . .
               E. Further Assurances Regarding Security; Additional
                  Security; Addition of New Guarantors. . . . . . . . . . .

Section 4.     CONDITIONS TO EFFECTIVENESS; CONDITIONS TO LOANS AND
               LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . .
        4.1    Conditions to Effectiveness. . . . . . . . . . . . . . . . .
               A. Credit Party Documents. . . . . . . . . . . . . . . . . .
               B. Opinions of Credit Parties' Counsel . . . . . . . . . . .
               C. [Omitted]  . . . . . . . . . . . . . . . . .  . . . . . .
               D. [Omitted]  . . . . . . . . . . . . . . . . . . . . . . . .
               E. [Omitted]  . . . . . . . . . . . . . . . . . . . . . . . .
               F. Reduction in Principal amount of Existing Loans . . . . .
               G. No Material Adverse Effect. . . . . . . . . . . . . . . .
               H. Representations and Warranties; Performance of
                  Agreements. . . . . . . . . . . . . . . . . . . . . . . .
               I. Insurance . . . . . . . . . . . . . . . . . . . . . . . .
               J. Borrowing Base Certificate. . . . . . . . . . . . . . . .
               K. Corporate and Capital Structure . . . . . . . . . . . . .
               M. Payment of Fees and Expenses. . . . . . . . . . . . . . .
               N. Completion of Other Proceedings . . . . . . . . . . . . .
        4.2    Conditions to Letters of Credit. . . . . . . . . . . . . . .
        4.3    Conditions to All Loans. . . . . . . . . . . . . . . . . . .

Section 5.     CREDIT PARTIES' REPRESENTATIONS AND WARRANTIES . . . . . . .
        5.1    Corporate Existence and Qualifications; Compliance with
               Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
        5.2    Executive Offices. . . . . . . . . . . . . . . . . . . . . .
        5.3    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .
        5.4    Conduct of Business. . . . . . . . . . . . . . . . . . . . .
        5.5    Authorization of Borrowing, etc. . . . . . . . . . . . . . .
               A. Authorization of Borrowing. . . . . . . . . . . . . . . .
               B. No Conflict . . . . . . . . . . . . . . . . . . . . . . .
               C. Governmental Consents . . . . . . . . . . . . . . . . . .
               D. Binding Obligation. . . . . . . . . . . . . . . . . . . .
        5.6    Financial Condition. . . . . . . . . . . . . . . . . . . . .
        5.7    No Material Adverse Change; No Restricted Junior
               Payments . . . . . . . . . . . . . . . . . . . . . . . . . .
        5.8    Title to Properties; Liens . . . . . . . . . . . . . . . . .
        5.9    Litigation; Adverse Facts. . . . . . . . . . . . . . . . . .
        5.10   Payment of Taxes . . . . . . . . . . . . . . . . . . . . . .
        5.11   Performance of Agreements; Materially Adverse Agreements . .
        5.12   Governmental Regulation. . . . . . . . . . . . . . . . . . .
        5.13   Securities Activities. . . . . . . . . . . . . . . . . . . .
        5.14   Employee Benefit Plans . . . . . . . . . . . . . . . . . . .
        5.15   Certain Fees . . . . . . . . . . . . . . . . . . . . . . . .
        5.16   Environmental Protection . . . . . . . . . . . . . . . . . .
        5.17   Employee Matters . . . . . . . . . . . . . . . . . . . . . .
        5.18   Outstanding Stock. . . . . . . . . . . . . . . . . . . . . .
        5.19   Insurance Policies . . . . . . . . . . . . . . . . . . . . .
        5.20   Schedule of Deposit Accounts . . . . . . . . . . . . . . . .
        5.21   Solvency . . . . . . . . . . . . . . . . . . . . . . . . . .
        5.22   Mortgaged Properties . . . . . . . . . . . . . . . . . . . .
        5.23   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . .
        5.24   Financial Condition of Certain Subsidiaries. . . . . . . . .
        5.25   Survival of Rights Created under Existing Loan Agreement . .

Section 6.     CREDIT PARTIES' AFFIRMATIVE COVENANTS. . . . . . . . . . . .
        6.1    Financial Statements and Other Reports . . . . . . . . . . .
        6.2    Corporate Existence, etc.. . . . . . . . . . . . . . . . . .
        6.3    Payment of Taxes and Claims; Tax Consolidation . . . . . . .
        6.4    Maintenance of Properties; Insurance . . . . . . . . . . . .
        6.5    Inspection; Lender Meeting . . . . . . . . . . . . . . . . .
        6.6    Compliance with Laws, etc. . . . . . . . . . . . . . . . . .
        6.7    Environmental Disclosure and Inspection. . . . . . . . . . .
        6.8    Credit Parties' Remedial Action Regarding Hazardous
               Materials. . . . . . . . . . . . . . . . . . . . . . . . . .
        6.9    Environmental Indemnity. . . . . . . . . . . . . . . . . . .
        6.10   Security for Obligations . . . . . . . . . . . . . . . . . .
        6.11   [omitted]. . . . . . . . . . . . . . . . . . . . . . . . . .
        6.12   Dissolution of Certain Subsidiaries. . . . . . . . . . . . .
        6.13   Other Land and Sale Options. . . . . . . . . . . . . . . . .
        6.14   Post-Closing Matters . . . . . . . . . . . . . . . . . . . .

Section 7.     CREDIT PARTIES' NEGATIVE COVENANTS . . . . . . . . . . . . .
        7.1    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .
        7.2    Liens and Related Matters. . . . . . . . . . . . . . . . . .
               A. Prohibition on Liens. . . . . . . . . . . . . . . . . . .
               B. No Further Negative Pledges . . . . . . . . . . . . . . .
               C. No Restrictions on Subsidiary Distributions to
                  Company or Other Subsidiaries . . . . . . . . . . . . . .
        7.3    Investments; Joint Ventures. . . . . . . . . . . . . . . . .
        7.4    Contingent Obligations . . . . . . . . . . . . . . . . . . .
        7.5    Restricted Junior Payments . . . . . . . . . . . . . . . . .
        7.6    Financial Covenants. . . . . . . . . . . . . . . . . . . . .
               A. Minimum Consolidated Adjusted EBITDA. . . . . . . . . . .
               B. Minimum Consolidated Adjusted Tangible Net Worth. . . . .
               C. Minimum Consolidated Interest Expense Coverage Ratio. . .
        7.7    Restriction on Fundamental Changes; Asset Sales. . . . . . .
        7.8    Certain Expenditure Limits . . . . . . . . . . . . . . . . .
        7.9    Restriction on Leases. . . . . . . . . . . . . . . . . . . .
        7.10   Sales and Lease-Backs. . . . . . . . . . . . . . . . . . . .
        7.11   Transactions with Shareholders and Affiliates. . . . . . . .
        7.12   Disposal of Subsidiary Stock . . . . . . . . . . . . . . . .
        7.13   Conduct of Business. . . . . . . . . . . . . . . . . . . . .
        7.14   [intentionally omitted]. . . . . . . . . . . . . . . . . . .
        7.15   Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . .
        7.16   Restrictions On Purchase of Environmentally Contaminated
               Property . . . . . . . . . . . . . . . . . . . . . . . . . .

Section 8.     EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . .
        8.1    Failure to Make Payments When Due. . . . . . . . . . . . . .
        8.2    Default in Other Agreements. . . . . . . . . . . . . . . . .
        8.3    Breach of Certain Covenants. . . . . . . . . . . . . . . . .
        8.4    Breach of Warranty . . . . . . . . . . . . . . . . . . . . .
        8.5    Other Defaults Under Loan Documents. . . . . . . . . . . . .
        8.6    Involuntary Bankruptcy; Appointment of Receiver, etc.. . . .
        8.7    Voluntary Bankruptcy; Appointment of Receiver, etc.. . . . .
        8.8    Judgments and Attachments. . . . . . . . . . . . . . . . . .
        8.9    Dissolution. . . . . . . . . . . . . . . . . . . . . . . . .
        8.10   Employee Benefit Plans . . . . . . . . . . . . . . . . . . .
        8.11   Material Adverse Effect. . . . . . . . . . . . . . . . . . .
        8.12   Change in Control. . . . . . . . . . . . . . . . . . . . . .
        8.13   Invalidity of Guaranty Agreement . . . . . . . . . . . . . .
        8.14   Failure of Security. . . . . . . . . . . . . . . . . . . . .

Section 9.     AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .
        9.1    Appointment. . . . . . . . . . . . . . . . . . . . . . . . .
        9.2    Powers; General Immunity . . . . . . . . . . . . . . . . . .
               A. Duties Specified. . . . . . . . . . . . . . . . . . . . .
               B. No Responsibility for Certain Matters . . . . . . . . . .
               C. Exculpatory Provisions. . . . . . . . . . . . . . . . . .
               D. Agent Entitled to Act as Lender . . . . . . . . . . . . .
        9.3    Representations and Warranties; No Responsibility For
               Appraisal of Creditworthiness. . . . . . . . . . . . . . . .
        9.4    Right to Indemnity . . . . . . . . . . . . . . . . . . . . .
        9.5    Successor Agent. . . . . . . . . . . . . . . . . . . . . . .

Section 10.    COLLATERAL AGENT . . . . . . . . . . . . . . . . . . . . . .
        10.1   Appointment. . . . . . . . . . . . . . . . . . . . . . . . .
        10.2   Powers; General Immunity . . . . . . . . . . . . . . . . . .
               A. Duties Specified. . . . . . . . . . . . . . . . . . . . .
               B. No Responsibility for Certain Matters . . . . . . . . . .
               C. Exculpatory Provisions. . . . . . . . . . . . . . . . . .
               D. Collateral Agent Entitled to Act as Lender. . . . . . . .
        10.3   Right to Indemnity . . . . . . . . . . . . . . . . . . . . .
        10.4   Successor Collateral Agent . . . . . . . . . . . . . . . . .
        10.5   Collateral Agent; Security Documents . . . . . . . . . . . .

Section 11.    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . .
        11.1   Assignments and Participations in Loans and Notes. . . . . .
               A. General . . . . . . . . . . . . . . . . . . . . . . . . .
               B. Assignments . . . . . . . . . . . . . . . . . . . . . . .
               C. Participations. . . . . . . . . . . . . . . . . . . . . .
               D. Eligibility as Tranche A Lender or Tranche B Lender;
                  Conversion among Tranches . . . . . . . . . . . . . . . .
               E. Information . . . . . . . . . . . . . . . . . . . . . . .
        11.2   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .
        11.3   Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . .
        11.4   Set Off. . . . . . . . . . . . . . . . . . . . . . . . . . .
        11.5   Sharing of Payments. . . . . . . . . . . . . . . . . . . . .
        11.6   Amendments and Waivers; Instructions to Agent and
               Collateral Agent . . . . . . . . . . . . . . . . . . . . . .
               A. Amendments and Waivers. . . . . . . . . . . . . . . . . .
               B. Instructions to Agent and Collateral Agent. . . . . . . .
        11.7   Independence of Covenants. . . . . . . . . . . . . . . . . .
        11.8   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .
        11.9   Survival of Representations, Warranties and Agreements . . .
        11.10  Failure or Indulgence Not Waiver; Remedies Cumulative. . . .
        11.11  Marshalling; Payments Set Aside. . . . . . . . . . . . . . .
        11.12  Severability . . . . . . . . . . . . . . . . . . . . . . . .
        11.13  Obligations Several; Independent Nature of Lenders'
               Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .
        11.14  Headings . . . . . . . . . . . . . . . . . . . . . . . . . .
        11.15  Applicable Law . . . . . . . . . . . . . . . . . . . . . . .
        11.16  Successors and Assigns . . . . . . . . . . . . . . . . . . .
        11.17  Consent to Jurisdiction and Service of Process . . . . . . .
        11.18  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . .
        11.19  Confidentiality. . . . . . . . . . . . . . . . . . . . . . .
        11.20  Limitations on Transmission of Non-Public Information. . . .
        11.21  Joint and Several Liability; Rights of Contribution. . . . .
        11.22  Counterparts; Effectiveness. . . . . . . . . . . . . . . . .
        11.23  Waiver of Certain Existing Events of Default . . . . . . . .

                                   EXHIBITS

Exhibit A      Form of Revolving Note
Exhibit B      [Omitted]
Exhibit C      Form of Assignment and Assumption
Exhibit D      Form of Auditor's Letter
Exhibit E      [Omitted]
Exhibit F      [Omitted]
Exhibit G      Form of Borrowing Base Certificate
Exhibit H      Form of Compliance Certificate
Exhibit I      Form of Acknowledgement and Confirmation
Exhibit J      [Omitted]
Exhibit K      Form of Intercompany Note
Exhibit L      [Omitted]
Exhibit M      Form of Notice of Borrowing
Exhibit N      Form of General Release
Exhibit O      Form of Notice of Issuance/Amendment
Exhibit P      [Omitted]
Exhibit Q      [Omitted]
Exhibit R      Form of Opinion of Credit Parties' Counsel
Exhibit S      [Omitted]
Exhibit T      [Omitted]
Exhibit U      Form of Consent to Jurisdiction and Service of Process

                                   SCHEDULES


Schedule 2.1 Tranche A Lenders; Tranche B Lenders; Commitments; Pro Rata Shares; Existing Loans
Schedule 5.1(a)        States of Organization
Schedule 5.2           Executive Offices
Schedule 5.3           Subsidiaries
Schedule 5.8           Permitted Encumbrances
Schedule 5.9           Litigation
Schedule 5.16          Compliance with Environmental Laws
Schedule 5.18          Beneficial Owners
Schedule 5.19          Insurance Policies
Schedule 5.20          Deposit Accounts
Schedule 5.22          Location of Mortgage Filings
Schedule 6.14          Post Closing Matters
Schedule 7.1           Indebtedness
Schedule 7.3(iv)       Investments
Schedule 7.4           Contingent Obligations
Schedule 7.13          Conduct of Business
Schedule 11.23         Existing Events of Default